UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Motorola Solutions, Inc.

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NOTICE OF
2014 ANNUAL MEETING

OF STOCKHOLDERS AND PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2014

March 20, 2014

Dear Fellow Motorola Solutions Stockholders:

On behalf of the Motorola Solutions’ Board of Directors, it is my pleasure to invite you to attend our 2014 Annual Stockholders Meeting. This year’s meeting will be held on Monday, May 5, 2014 at 5 p.m., EDT, at the Mandarin Oriental Hotel, 1330 Maryland Avenue SW, Washington, D.C. 20024.

As a Motorola Solutions stockholder, your vote is important. Even if you are planning to attend the annual meeting in person, you are strongly encouraged to vote your shares through one of the methods described in the enclosed proxy statement. The Board and I would appreciate your support on our recommendations for the following proposals:

•	Election of the eight nominated directors;

•	Advisory approval of the Company’s executive compensation; and

•	Ratification of KPMG LLP as our appointed, independent, registered public accounting firm.

Every day, Motorola Solutions employees are working to fulfill our brand promise – we innovate to mobilize and connect people in the moments that matter. I take great personal pride in knowing that our solutions and services are in use around the world supporting a wide-variety of communities and industries such as:

•	Helping a sales team track a customer’s purchase from the warehouse shelves to the retail floor;

•	Providing a police officer in the field with access to critical, seamless and secure real-time data; and

•	Developing industry-specific products and solutions so workers in any situation – from hospitals and hotels to mines and pipelines – remain connected and productive.

Last year presented us with a number of challenges but I’m pleased with the way we finished. In the fourth quarter, we delivered revenue growth in both our Government and Enterprise businesses, generated solid cash flow, grew our backlog to record levels and continued to return capital to shareholders.

On behalf of your Board of Directors, thank you for your continued confidence in Motorola Solutions. I look forward to your continued support.

Gregory Q. Brown

Chairman and CEO

Motorola Solutions, Inc.

PRINCIPAL EXECUTIVE OFFICES: 1303 East Algonquin Road Schaumburg, Illinois 60196

March 20, 2014

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Date: Monday, May 5, 2014

Time: 5:00 P.M., EDT

Location: Mandarin Oriental Hotel, 1330 Maryland Avenue SW, Washington, DC 20024

A live webcast (audio only) of the meeting will be available at www.motorolasolutions.com/investors.

The purpose of the meeting is to:

1.	elect eight directors for a one-year term;
2.	hold a stockholder advisory vote to approve the Company’s executive compensation;
3.	ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014;
4.	consider and vote upon the stockholder proposals described in the enclosed proxy statement, if properly presented at the meeting; and
5.	act upon such other matters as may properly come before the meeting.

By order of the Board of Directors,

Michelle M. Warner

Secretary

Only Motorola Solutions stockholders of record at the close of business on March 7, 2014 (the “record date”) will be entitled to vote at the meeting.

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS OF MOTOROLA SOLUTIONS AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES). You will be required to provide the admission ticket that is detachable from your proxy card or provide other evidence of ownership. If your shares are held by a bank or broker, please bring to the meeting your bank or broker statement evidencing your beneficial ownership of Motorola Solutions stock on the record date to gain admission to the meeting.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2013 performance, please review the Company’s Annual Report on Form 10-K.

2014 ANNUAL MEETING OF STOCKHOLDERS

•	Date and Time: May 5, 2014, 5:00 p.m., EDT

•	Location: Mandarin Oriental Hotel, 1330 Maryland Avenue SW, Washington, DC 20024

•	Record Date: March 7, 2014

•

Voting: Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one              vote for each director nominee and one vote for each of the other proposals to be voted on.

•	Meeting Webcast (audio only): www.motorolasolutions.com/investors

•	Common Stock Outstanding as of Record Date: 254,084,937

•	Stock Symbol: MSI

•	Registrar & Transfer Agent: Computershare

ITEMS TO BE VOTED ON

Our Board’s Recommendation
Election of Directors (page 4)	FOR
Advisory Vote to Approve Executive Compensation (page 19)	FOR
Ratification of Independent Registered Public Accounting Firm (page 59)	FOR
Stockholder Proposal on Human Rights Policy (page 63)	AGAINST
Stockholder Proposal on Political Contributions (page 65)	AGAINST

DIRECTOR NOMINEES

					Board Committees (as of March 10, 2014)
Name	Director Since	Indep.	Other Public Co. Boards	Position	Audit	Comp.	Gov. & Nom.	Exec.
Gregory Q. Brown	2007		1	Chairman and CEO, Motorola Solutions, Inc.
Kenneth C. Dahlberg	2011		1	Former Chairman and CEO, Science Applications International Corporation
David W. Dorman	2006		2	Lead Independent Director, Motorola Solutions, Inc.; Non-Executive Chairman of the Board, CVS Caremark Corporation
Gen. Michael V. Hayden	2011		0	Principal, Chertoff Group
Judy C. Lewent	2011		2	Former EVP and CFO, Merck & Co., Inc.
Anne R. Pramaggiore	2013		1	President and CEO, Commonwealth Edison
Samuel C. Scott	1993		2	Former Chairman, President and CEO, Corn Products International
Bradley E. Singer	2012		0	Partner, ValueAct Capital

(i)

BUSINESS HIGHLIGHTS

•	GAAP EPS up 38% for full year 2013

•	One year return of capital to stockholders - $2.0 Billion

•	Three year return of capital to stockholders - $5.8 Billion

•	One-year total stock price appreciation of 21%; three-year total stock price appreciation of 70%

(ii)

EXECUTIVE COMPENSATION

2013 CEO Total Direct Compensation

Our three year performance ending in 2013 was strong while our 2013 performance was below our operating plan. This resulted in a below target short-term incentive payout for Mr. Brown, but an above target payout under the Long Range Incentive Plan (LRIP) based on three year performance relative to our industry comparators. Overall, Mr. Brown’s compensation increased from 2012 due to the above target payout under the LRIP, larger stock option and restricted stock unit awards in 2013 based on 2012 performance, and lower total compensation in 2012 due to the absence of a completed LRIP cycle. In addition, on March 10, 2014, Mr. Brown’s employment agreement was amended to remove the gross-up for excise taxes and to decrease the minimum annual bonus target from 220% to 150% effective in 2014.

Base Salary	$1,200,000
Executive Officer Short Term Incentive	$1,557,600

Total Short-term Cash Compensation	$2,757,600
Long-term Incentive Cash Payment (2011- 2013 Long Range Incentive Plan)	$4,650,000
Long-Term Incentives (grant date fair value)	$4,907,801

Total Compensation (excluding perquisites)	$12,315,401

GOVERNANCE HIGHLIGHTS

As part of our commitment to high ethical standards, our Board follows sound governance practices. These practices are described in more detail in the Corporate Governance section of our web site.

Independence	• Seven out of our eight nominees are independent • Our CEO is the only management director • All Board committees that met during 2013 are comprised of independent directors
Independent Lead Director	• We have a Lead Independent Director, selected by the independent directors • The Lead Independent Director serves as liaison between management and the other non-management directors
Executive Sessions	• The independent directors regularly meet in private without management • The Lead Independent Director presides at these executive sessions
Accountability

•       All directors stand for election annually

•       In uncontested elections, directors must be elected by a majority of votes cast

•        Holders of 20% or more of our common stock have the ability to request a special meeting of stockholders

Board Oversight of Risk Management

•       Our Board reviews the Company’s approach to identifying and assessing risks

•       The Audit Committee reviews the risk exposure of the Company, including our internal audit assessment of risk and our material risk disclosures, and meets periodically with senior management to discuss our risk assessment and risk management policies

•       The Compensation and Leadership Committee reviews the annual compensation risk assessment

•       The Governance and Nominating Committee reviews all related party transactions

•        We have a recoupment or “clawback” policy to recover certain executive pay

•       We have a policy prohibiting trading in derivative securities of the Company, and no NEOs or Directors have pledged any Company stock

Stock Ownership Requirements

•       Our independent directors must hold at least five times the annual retainer, or $500,000, of our common stock within five years of joining the Board

•       Directors are required to hold all shares paid or awarded by the Company until their termination of service

•       Our CEO must hold our common stock equal to six times his annual salary within five years of attaining the position

•       Members of the management executive committee must hold our common stock valued at three times their annual salary within five years of joining the group

(iii)

PROXY STATEMENT

ABOUT THE 2014 ANNUAL MEETING

This proxy statement (the “Proxy Statement”) is being furnished to holders of common stock, $0.01 par value per share (the “Common Stock”), of Motorola Solutions, Inc. (“we,” “our,” “Motorola Solutions,” or the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board”) to be used at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Mandarin Oriental Hotel, 1330 Maryland Avenue SW, Washington, DC 20024 on Monday, May 5, 2014 at 5:00 P.M., EDT, for the purposes set forth in the Notice of 2014 Annual Meeting of Stockholders. This Proxy Statement is dated March 20, 2014 and is being distributed to stockholders on or about March 20, 2014.

All stockholders may view and print Motorola Solutions’ Proxy Statement and the 2013 Annual Report at the Company’s website at www.MotorolaSolutions.com/investor. The information contained on Motorola Solutions’ website is not a part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the Securities and Exchange Commission (the “SEC”).

Stockholders Entitled to Vote at the Annual Meeting

Only stockholders of record at the close of business on March 7, 2014 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. On the record date, there were 254,084,937 shares outstanding of Common Stock. The Common Stock is the only class of voting securities of the Company.

A list of stockholders entitled to vote at the meeting will be available for examination at the corporate offices of Motorola Solutions, Inc., 1303 E. Algonquin Road, Door 51, Schaumburg, Illinois 60196 for ten days before the Annual Meeting and at the Annual Meeting.

Voting Without Attending the Annual Meeting

There are three convenient methods for registered stockholders to direct their vote by proxy without attending the Annual Meeting. Stockholders can:

•

Vote by Internet. The website address for Internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M., EDT on Sunday, May 4, 2014. Internet voting is available 24 hours a day. If you vote via the Internet you do NOT need to vote by telephone or return a proxy card.

•

Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 P.M., EDT on Sunday, May 4, 2014. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the Internet or return a proxy card.

•

Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating, signing, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Your Proxy at the Annual Meeting

If you do not vote in person at the Annual Meeting, but have voted your shares by Internet, telephone, or mail, you have authorized certain members of Motorola Solutions’ senior management designated by the Board and named in your proxy to represent you and to vote your shares as instructed. All shares that have been properly voted—whether by Internet, telephone, or mail—and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy but do not give voting instructions with respect to one or more items, the shares represented by that proxy will be voted as recommended by the Board with respect to those items:

Proposal		The Board Recommended Vote
Proposal 1 –	Election of eight Directors	FOR
Proposal 2 –	Advisory Approval of the Company’s Executive Compensation	FOR
Proposal 3 –	Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2014	FOR
Proposal 4 –	Stockholder Proposal on Human Rights Policy	AGAINST
Proposal 5 –	Stockholder Proposal on Political Contributions Disclosure	AGAINST

Holding Shares in the Name of a Bank, Broker or Other Nominee

If you are a beneficial owner of shares held in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by Internet or telephone.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	1

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (resulting in a “broker non-vote”). The ratification of the appointment of KPMG LLP is the only “discretionary” item. The election of directors, the advisory approval of the Company’s executive compensation and the stockholder proposals are “non-discretionary” items.

Voting At the Annual Meeting as a Beneficial Owner

If you are a beneficial owner of shares held in “street name” by a bank, broker or other nominee and want to vote your shares in person at the Annual Meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you. You will not be able to vote your shares at the Annual Meeting without a legal proxy. If you are provided a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

If you do not have a legal proxy, you can still attend the Annual Meeting with evidence of your stock ownership as of the record date; however, you will not be able to vote your shares at the meeting. Accordingly, we encourage you to vote your shares in advance, even if you intend to attend.

Changing Your Vote

Registered stockholders can revoke their proxy at any time before it is voted at the Annual Meeting by either:

•	Submitting another timely, later-dated proxy by Internet, telephone or mail;

•	Delivering timely written notice of revocation to the Secretary, Motorola Solutions, Inc., 1303 East Algonquin Road, Schaumburg, Illinois 60196; or

•	Attending the Annual Meeting and voting in person.

Notice of Internet Availability

The SEC has adopted rules for the electronic distribution of proxy materials. We have elected to provide our stockholders access to our proxy materials and 2013 Annual Report on the Internet instead of sending a full set of printed proxy materials to all of our stockholders. This enables us to reduce costs and lessen the environmental impact of our Annual Meeting by mailing most of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”). If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the Notice. The Notice instructs you on how to access and review all of the information contained in the 2014 Proxy Statement and 2013 Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet or by telephone.

The Notice, which contains instructions on how to access this Proxy Statement, the form of proxy and the Company’s 2013 Annual Report, is being mailed to stockholders on or about March 20, 2014.

Other Matters at the Annual Meeting

If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those matters for you. As of the date we filed this Proxy Statement, the Board did not know of any other matter to be raised at the Annual Meeting.

2	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

Votes Required to Conduct Business at the Annual Meeting or Approve Proposals

In order for business to be conducted, a quorum of a majority of the shares entitled to vote must be represented in person or by proxy at the Annual Meeting. Abstentions and broker non votes are included in determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote for the election of directors. Abstentions will have the same effect as a vote “Against” the other proposals.

Proposal		Affirmative Vote Required	Broker Discretionary Voting Allowed
Proposal 1 –	Election of eight Directors	More “For” votes than “Against” votes cast at the Annual Meeting in person or by proxy (for non-contested election)	No
Proposal 2 –	Advisory Approval of the Company’s Executive Compensation	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	No
Proposal 3 –	Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2014	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	Yes
Proposal 4 –	Stockholder Proposal on Human Rights Policy	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	No
Proposal 5 –	Stockholder Proposal on Political Contributions	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	No

With respect to each proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN”. Broker non-votes will have no effect on the outcome of any of the proposals.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	3

PROPOSAL NO. 1 — ELECTION OF DIRECTORS FOR A ONE-YEAR TERM

The number of directors of the Company to be elected at the Annual Meeting is eight. The directors elected at the Annual Meeting will serve a one-year term ending at the 2015 Annual Meeting until their respective successors are elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. However, if any nominee named below is not available to serve as a director for any reason at the time of the Annual Meeting, the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors. The Board is currently comprised of nine directors. Dr. White has chosen to retire and is therefore not standing for reelection. Immediately following the Annual Meeting, if all nominees are elected, the Board will consist of eight directors. The Board has the authority under the Company’s Bylaws to increase or decrease the size of the Board and to fill vacancies between Annual Meetings.

2014 DIRECTOR NOMINEES

Each of the nominees named below is currently a director of the Company, elected at the Annual Meeting of Stockholders held on May 6, 2013.The ages shown are current as of the date of this Proxy Statement.

GREGORY Q. BROWN

Mr. Brown joined the Company in 2003 and since May 2011 has been the Chairman and Chief Executive Officer of Motorola Solutions, Inc. He served as President and Chief Executive Officer from January 2011 until May 2011, Co-Chief Executive Officer of Motorola, Inc. and Chief Executive Officer of Broadband Mobility Solutions from August 2008 until January 2011.

Other Public Company Boards: Cisco Systems, Inc.

Board Committees: Executive (Chair)

Director Qualifications:

—      Public company CEO, relevant industry and technology experience as Chairman and CEO of the Company, former CEO of Micromuse, Inc.

—      International and global business, developing markets, government, public policy and regulatory experience as Chairman and CEO of the Company, Deputy Chair of the Federal Reserve Bank of Chicago, Vice Chair of the US-ASEAN Business Council, former Vice Chair of the U.S. – China Business Council, former member of the President of the United States’ Management Advisory Board and the Skills for America’s Future Board

—      Public company board experience

Principal Occupation: Chairman and Chief Executive Officer, Motorola Solutions, Inc.
Age: 53 Director since: 2007 Chairman since: 2011

4	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

KENNETH C. DAHLBERG

Mr. Dahlberg served as Chief Executive Officer of SAIC, a research and engineering firm specializing in information systems and technology, from November 2003 through September 2009. Mr. Dahlberg also served as Chairman of the Board of Directors of SAIC from July 2004 until his retirement in June 2010.

Other Public Company Boards: Teledyne Technologies Incorporated

Board Committees: Compensation and Leadership (Chair), Audit, Executive

Director Qualifications:

—      Public company CEO, international and global business experience as former CEO of SAIC

—      Relevant industry and technology experience as former CEO of SAIC, and as a former executive officer of General Dynamics Corp and Raytheon Systems

—      Government, public policy and regulatory experience as a member of the Board of Governors at Aerospace Industries Association and National Defense Industrial Association and as a member of the President of the United States’ National Communications Security Advisory Council

—      Public company board experience

Principal Occupation: Retired; Formerly Chairman of the Board and Chief Executive Officer of Science Applications International Corporation (“SAIC”)
Age: 69 Director since: 2011 Independent

DAVID W. DORMAN

Mr. Dorman has been the Lead Independent Director of the Company’s Board since May 2011, and the Non-Executive Chairman of the Board of CVS Caremark Corporation since May 2011. Previously he served as the Non-Executive Chairman of the Company’s Board from May 2008 to May 2011. Mr. Dorman has been a Founding Partner of Centerview Capital Technology Fund since July 2013.

Other Public Company Boards: CVS Caremark Corporation, YUM! Brands, Inc.

Board Committees: Executive

Director Qualifications:

—      Public company CEO, relevant industry, technology and international and global business experience as former Chairman and CEO of AT&T

—      Private equity experience as Founding Partner of Centerview Capital Technology Fund and former Managing Director and Senior Advisor with Warburg Pincus

—      Public company board experience

Principal Occupation: Non-Executive Chairman of the Board, CVS Caremark Corporation
Age: 60 Director since: 2006 Lead Independent Director since: 2011 Independent

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GEN. MICHAEL V. HAYDEN

General Hayden has been a principal at the Chertoff Group, a security consultancy company since April 2009. General Hayden served as the director of the Central Intelligence Agency from May 2006 until his retirement in February 2009.

Other Public Company Boards: None

Board Committees: Governance and Nominating

Director Qualifications:

—      Relevant industry, government, public policy and regulatory experience as a retired United States Air Force four-star general, former director of the Central Intelligence Agency, former Principal Deputy Director of National Intelligence and former director of the National Security Agency

—      International and global business and developing markets experience as a principal at Chertoff Group

Principal Occupation: Principal, Chertoff Group
Age: 69 Director since: 2011 Independent

JUDY C. LEWENT

Ms. Lewent served as Executive Vice President and Chief Financial Officer of Merck, a pharmaceutical company, from 1990 until her retirement in 2007.

Other Public Company Boards: GlaxoSmithKline plc and Thermo Fisher Scientific, Inc.

In the last five years, Ms. Lewent served on the board of directors of Motorola, Inc. from May 1995 to May 2010, and on the board of Dell, Inc. from May 2001 to July 2011.

Board Committees: Audit (Chair), Executive

Director Qualifications:

—      Public company CFO, financial and accounting expertise, and international business experience as the former CFO of Merck

—      Technology experience as a life member of the Massachusetts Institute of Technology

—      Public company board experience

Principal Occupation: Retired; Formerly Executive Vice President & Chief Financial Officer, Merck & Co., Inc. (“Merck”)
Age: 65 Director since: 2011 Independent

6	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

ANNE R. PRAMAGGIORE

Ms. Pramaggiore has been the President and Chief Executive Officer of ComEd, an electric utility company and a business unit of Exelon Corporation, and a member of the ComEd board of directors since February 2012. She served as ComEd’s President and Chief Operating Officer from May 2009 until February 2012. Ms. Pramaggiore served as ComEd’s Executive Vice President, Customer Operations, Regulatory and External Affairs from September 2007 to May 2009.

Other Public Company Boards: The Babcock & Wilcox Company

Board Committees: Compensation and Leadership, Governance and Nominating

Director Qualifications:

—      Government, public policy and regulatory and technology experience as CEO of ComEd, Executive Vice President, Customer Operations, Regulatory and External Affairs of ComEd, and as a licensed attorney

—      International and global business experience as a board member of the Federal Reserve Bank of Chicago and the Chicago Council on Global Affairs

—      Public company board experience

Principal Occupation: President and Chief Executive Officer, Commonwealth Edison Company (“ComEd”)
Age: 55 Director since: 2013 Independent

SAMUEL C. SCOTT III

Mr. Scott served as Chairman, President and Chief Executive Officer of Corn Products International, a corn refining business, from February 2001 until his retirement in May 2009.

Other Public Company Boards: Abbott Laboratories, Bank of New York Mellon

Board Committees: Governance and Nominating (Chair), Executive

Director Qualifications:

—      Public company CEO experience as former chairman and CEO of Corn Products International, Inc.

—      International and global business and developing markets experience as former chairman and CEO of Corn Products International, Inc., a board member of the Chicago Council on Global Affairs, World Business Chicago, The Chicago Urban League, and Northwestern Memorial Healthcare, and as Chairman of Chicago Sister Cities International

—      Public company board experience

Principal Occupation: Retired; Formerly Chairman of the Board, President and Chief Executive Officer, Corn Products International
Age: 69 Director since: 1993 Independent

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	7

BRADLEY E. SINGER

Mr. Singer has been a partner at ValueAct Capital an investment management company since May 2012. Mr. Singer was the Senior Executive Vice President and Chief Financial Officer of Discovery Communications, Inc., a media company, from July 2008 to March 2012 and also served as its Treasurer from February 2009 to September 2011. He served as Chief Financial Officer and Senior Executive Vice President of Discovery Communications Holding, LLC from July 2008 to March 2012 and as its Treasurer from February 2009 to September 2011.

Other Public Company Boards: None

Board Committees: Audit, Compensation and Leadership

Director Qualifications:

—       Public company CFO, financial and accounting expertise, and technology and international and global business experience as former CFO and Treasurer of Discovery Communications, Inc., Discovery Communications Holdings LLC and American Tower Corporation, a wireless and broadcast communications infrastructure company

—       Private equity and investment banking experience as a partner with ValueAct Capital and as a former investment banker with Goldman, Sachs & Co

—       Public company board experience

Principal Occupation: Partner, ValueAct Capital
Age: 47 Director since: 2012 Independent

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE EIGHT NOMINEES NAMED HEREIN AS DIRECTORS. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF SUCH EIGHT NOMINEES AS DIRECTORS.

8	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

CORPORATE GOVERNANCE

The Board’s Corporate Governance Principles

The Board adheres to governance principles designed to assure the continued vitality of the Board and excellence in the execution of its duties. The Board has responsibility for management oversight and providing strategic guidance to the Company. The Board believes that it must continue to renew itself to ensure that its members bring a fresh perspective to understanding the industries and the markets in which the Company operates. The Board also believes that it must remain well-informed about the opportunities and challenges facing Motorola Solutions and its industries and markets so that the Board members can exercise their fiduciary responsibilities to Motorola Solutions stockholders.

GOVERNANCE HIGHLIGHTS

The Board recognizes the importance of evolving corporate governance practices and is committed to regularly reviewing specific elements of the Company’s corporate governance. Key governance practices of the Company are:

Seven of eight director nominees are independent

Board Committees comprised of independent directors

Lead Independent Director

Independent directors regularly meet in private without management

Risk assessment process with Audit and Compensation and Leadership Committees

No gross-up for excise taxes

Recoupment or “clawback” policy

Stock Ownership Guidelines

Board and Committee self assessment process

Annual election of all directors

Majority vote for directors in uncontested elections

Holders of 20% or more of our Common Stock have the ability to request a special meeting of stockholders

Anti-hedging policy

Motorola Solutions encourages you to visit our corporate governance page on our website at
www.MotorolaSolutions.com/investor which provides information about our corporate governance practices and includes the following documents:

• Board Governance Guidelines

• Director Independence Guidelines

• The Principles of Conduct for Members of the Board of Directors

• Code of Business Conduct

• Audit Committee, Compensation and Leadership Committee and Governance and Nominating Committee charters

• Restated Certificate of Incorporation, as amended

• Amended and Restated Bylaws

The Company intends to disclose amendments to the above documents, or waivers applicable to its directors, chief executive officer, chief financial officer or corporate controller from certain provisions of its ethical policies and standards for directors and its employees, on the Motorola Solutions website within four business days following the date of the amendment or waiver. There were no waivers in 2013.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	9

DIRECTORS QUALIFICATIONS

The Board believes it should be comprised of individuals with appropriate skills and experiences to meet its board governance responsibilities and contribute effectively to the Company. Our Governance and Nominating Committee carefully considers the skills and experiences of current directors and new candidates to ensure that they meet the needs of the Company before nominating directors for election to the Board. All of our non-employee directors serve on Board committees, further supporting the Board by providing expertise to those committees. The needs of the committees also are reviewed when considering nominees to the Board. The Board has a deep working knowledge of matters common to large companies and is comprised of a mix of skills and qualifications which includes:

•	Public company CEOs and CFOs

•	Financial and accounting expertise

•	Relevant industry experience in Government and Enterprise

•	Technology experience

•	Global business experience

•	Developing markets experience

•	Government, public policy and regulatory experience

•	Academia

•	Private equity and investment banking experience

•	Public company board experience

•	Gender and ethnic diversity

•	Independence

Specific experience, qualifications, attributes or skills of our nominees are listed in the biographies above.

IDENTIFYING AND EVALUATING DIRECTOR CANDIDATES

As stated in our Board Governance Guidelines, when selecting directors, the Board and the Governance and Nominating Committee review and consider many factors, including: experience in the context of the Board’s needs; leadership qualities; ability to exercise sound judgment; existing time commitments; years to retirement age; and independence from management. They also consider ethical standards and integrity. While the Company does not have a formal policy regarding diversity, diversity is one of several factors considered by the Board and the Governance and Nominating Committee when selecting director nominees. The Board and the Governance and Nominating Committee strive to nominate directors with a variety of complementary skills, backgrounds and perspectives so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s businesses. The Governance and Nominating Committee annually assesses the effectiveness of its director nomination process and the Board Governance Guidelines.

The Governance and Nominating Committee will consider nominees recommended by Motorola Solutions stockholders, provided that the recommendation contains sufficient information (as required by the Company’s Bylaws), including the candidate’s qualifications, for the Governance and Nominating Committee to assess the suitability of the candidate, and is timely received in accordance with the Company’s Bylaws. Stockholder-recommended candidates that comply with these procedures will receive the same consideration that candidates recommended by the Governance and Nominating Committee and management receive.

The Governance and Nominating Committee considers recommendations from many sources, including members of the Board, management and search firms. From time to time, Motorola Solutions hires search firms to help identify and facilitate the screening and interview process of director candidates. The search firm screens candidates based on the Board’s criteria, performs reference checks, prepares a biography for each candidate for the Governance and Nominating Committee’s review and helps arrange interviews. The Governance and Nominating Committee and the Chairman of the Board conduct interviews with candidates who meet the Board’s criteria. The Governance and Nominating Committee has full discretion in considering potential candidates and making its nominations to the Board.

10	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

COMMITTEES OF THE BOARD

To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The Board currently has the following standing committees: (1) Audit, (2) Compensation and Leadership, (3) Governance and Nominating, and (4) Executive. The charters for each of the Audit Committee, Compensation and Leadership Committee and Governance and Nominating Committee are available on our website at www.MotorolaSolutions.com/investor. Committee membership as of December 31, 2013, except where noted below, the number of meetings of each committee during 2013, and the functions of each committee are described below:

AUDIT COMMITTEE	• Assist the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, disclosure controls and procedures, financial reporting practices and legal and regulatory compliance.

•         Engage the independent registered public accounting firm.

2013 Meetings: 10
Judy C. Lewent (Chair) Kenneth C. Dahlberg Bradley E. Singer John A. White

•        Monitor the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal auditors.

•         Maintain, through regularly scheduled meetings, a line of communication between the Board and the
Company’s financial management, internal auditors and independent registered public accounting firm.

•        Oversee compliance with the Company’s policies for conducting business, including ethical business standards.

•        Review the Company’s overall financial position, asset utilization and capital structure.

•        Review the need for equity and/or debt financing and specific outside financing proposals.

•        Review and approve certain major transactions, such as restructurings, acquisitions, divestitures, joint ventures and equity investments.

•        Monitor the performance and investments of employee retirement and related funds.

•        Review the Company’s dividend payment plans and practices.

•        Prepare the report of the Audit Committee included in this Proxy Statement.

COMPENSATION AND LEADERSHIP COMMITTEE	• Assist the Board in overseeing the management of the Company’s human resources, including:

•        compensation and benefits programs;

•        CEO performance and compensation;

•        executive development and succession; and

•        diversity efforts.

•        Oversee the evaluation of the Company’s senior management.

•        Review and discuss the Compensation Discussion and Analysis (“CD&A”) with management and make a recommendation to the Board on the inclusion of the CD&A in this Proxy Statement.

•        Prepare the report of the Compensation and Leadership Committee included in this Proxy Statement.

2013 Meetings: 6
Kenneth C. Dahlberg (Chair) Bradley E. Singer William J. Bratton (resigned 12/10/13) Anne R. Pramaggiore (appointed 3/10/14)

GOVERNANCE AND NOMINATING COMMITTEE	• Identify individuals qualified to become Board members, consistent with the criteria approved by the Board.

•        Recommend director nominees and individuals to fill vacant positions and to serve on committees.

•        Assist the Board in interpreting the Company’s Board Governance Guidelines, the Board’s Principles of Conduct
and any other similar governance documents adopted by the Board.

•        Oversee the evaluation of the Board and its committees.

•        Review the independence of directors and evaluate and/or approve related party transactions.

•        Generally oversee the governance and compensation of the Board.

2013 Meetings: 6
Samuel C. Scott III (Chair) Gen. Michael V. Hayden Anne R. Pramaggiore

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	11

EXECUTIVE COMMITTEE	• Act for the Board between meetings on matters already approved in principle by the Board. • Exercise the authority of the Board on specific matters assigned by the Board from time to time.
2013 Meetings: 0
Gregory Q. Brown (Chair) Kenneth C. Dahlberg David W. Dorman (Lead Independent Director) Judy C. Lewent Samuel C. Scott III

Attendance

The Board held six meetings during 2013. Overall attendance at Board and committee meetings was 97%. Each incumbent director attended 100% of the combined total meetings of the Board and the committees on which he or she served during 2013, except for one director that attended 90% of the meetings and one director that attended 80% of the meetings. At the Board meetings, independent directors of the Company meet regularly in executive session without management as required by the Motorola Solutions, Inc. Board Governance Guidelines and NYSE listing standards. Generally, executive sessions are held in conjunction with regularly-scheduled meetings of the Board. In 2013, the non-employee independent members of the Board met in executive session six times. In addition, Board members are expected to attend the Annual Meeting as provided in the Motorola Solutions, Inc. Board Governance Guidelines. All of our directors who stood for election at the 2013 Annual Meeting attended that meeting.

Leadership Structure of the Board

At the Annual Board meeting held in May 2011, the Board combined the roles of Chairman and Chief Executive Officer and appointed Gregory Q. Brown to serve as both Chief Executive Officer and Chairman of the Board and Mr. Dorman to serve as Lead Independent Director. The Board reappointed Mr. Brown as Chairman of the Board and Mr. Dorman as Lead Independent Director at the Annual Board meeting held in May 2012, and again in May 2013. The Board determined that Mr. Brown’s thorough knowledge of Motorola Solutions business, strategy, people, operations, competition and financial position coupled with his leadership and vision made him well positioned to chair Board meetings and bring key business and stakeholder issues to the Board’s attention. As Lead Independent Director, Mr. Dorman chairs the executive sessions of the Board and acts as a liaison between our Chairman and independent directors.

Communicating with the Board

All communications to the Board of Directors, Chairman of the Board, the non-management directors or any individual director, must be in writing and addressed to them c/o Secretary, Motorola Solutions, Inc., 1303 East Algonquin Road, Schaumburg, IL 60196 or by email to boardofdirectors@MotorolaSolutions.com. Our Secretary reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board committees or that she otherwise determines requires the Board’s or any Board committee’s attention.

The Board’s Role in the Oversight of Risks

The Board oversees the business of the Company, including CEO and senior management performance and risk management, to assure that the long-term interests of the stockholders are being served. Each committee of the Board is also responsible for reviewing the risk exposure of the Company related to the committee’s areas of responsibility and providing input to management on such risks.

Management and our Board have a robust process embedded throughout the Company to identify, analyze, manage and report all significant risks facing the Company. Our CEO and other senior managers regularly report to the Board on significant risks facing the Company, including financial, operational and strategic risks. Each of the Board committees reviews with management significant risks related to the committee’s area of responsibility and reports to the Board on such risks, which includes the Compensation and Leadership Committee’s review of Company-wide compensation-related risks. While each committee is responsible for reviewing significant risks in the committee’s area of responsibility, the entire Board is regularly informed about such risks through committee reports. The oversight of specific risks by board committees enables the entire Board to oversee risks facing the company more effectively and develop strategic direction taking into account the effects and magnitude of such risks. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management. Our audit services department has a very important role in the risk management program. The role of this department is to provide management and the Audit Committee with an overarching and objective view of the risk management activity of the enterprise. This department’s engagements span financial, operational, strategic and compliance risks and the engagement results assist management in maintaining tolerable risk levels. This department conducts engagements utilizing an enterprise risk management model. The director of the department reports directly to the Audit Committee and meets regularly with the committee, including in executive session.

12	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

INDEPENDENT DIRECTORS

On February 10, 2014, the Board made the determination, based on the recommendation of the Governance and Nominating Committee and in accordance with our Director Independence Guidelines, that the former non-employee director, Mr. Bratton, and the current non-employee directors, Mr. Dahlberg, Mr. Dorman, General Hayden, Ms. Lewent, Ms. Pramaggiore, Mr. Scott, Mr. Singer and Dr. White, were independent during the periods in 2013 and 2014 that they were members of the Board. Mr. Brown does not qualify as an independent director since he is the Chief Executive Officer of the Company. See Motorola Solutions’ Relationship with Entities Associated with Independent Directors for further details.

Determining Independence

The Director Independence Guidelines include both the NYSE independence standards and additional independence standards the Board has adopted to determine if a relationship that a Board member has with the Company is material. We have adopted a stricter application of the NYSE independence standards requiring a look-back of four years when assessing independence in connection with a director’s (i) status as an employee of the Company, (ii) direct compensation in excess of $120,000, (iii) relationship with our internal or external auditor, and (iv) employment with a company that has made payments to, or received payments from, the Company for property or services.

A complete copy of the Director Independence Guidelines is available on the Company’s website at www.MotorolaSolutions.com/investor.

Motorola Solutions’ Relationship with Entities Associated with Independent Directors

When assessing independence, each of Mr. Dorman, Ms. Pramaggiore, Mr. Scott, Mr. Singer and Dr. White had relationships with entities that were reviewed by the Board under independence standards covering contributions or payments to charitable or similar not-for-profit organizations. In addition, each of Mr. Bratton, Mr. Dahlberg, Mr. Dorman, General Hayden and Ms. Pramaggiore had relationships with entities that were reviewed by the Board under independence standards covering payments to, or received from, other entities. In each case, the payments or contributions were significantly less than the NYSE independence standards or the Director Independence Guidelines adopted by the Board and available on the Company’s website and were determined by the Board to be immaterial.

Independent Members of the Audit, Compensation and Leadership and Governance and Nominating Committees

The Board has determined that all of the current members of the Audit Committee, the Compensation and Leadership Committee and the Governance and Nominating Committee are independent within the meaning of the Director Independence Guidelines, applicable rules of the SEC and the NYSE listing standards for independence.

RELATED PERSON TRANSACTION POLICY AND PROCEDURES

The Company has established a written related person transaction policy and procedures (the “RPT Policy”) to assist it in reviewing transactions in excess of $120,000 (“Transactions”) involving the Company and its subsidiaries and Related Persons (as defined below). The RPT Policy supplements our other conflict of interest policies set forth in the Principles of Conduct for Members of the Motorola Solutions, Inc. Board of Directors and the Code of Business Conduct for employees and our other internal procedures.

For purposes of the RPT Policy, a Related Person includes directors, director nominees and executive officers of the Company since the beginning of the Company’s last fiscal year, beneficial owners of 5% or more of any class of voting securities of the Company and its subsidiaries and members of their respective Immediate Family (as defined in the RPT Policy). In October 2013, the Board delegated review of all RPT Policy matters to the Governance and Nominating Committee. Prior to that, the Audit Committee was responsible for reviewing RPT Policy matters for executive officers and beneficial owners of 5% or more of the Company.

The RPT Policy provides that any Transaction since the beginning of the last fiscal year is to be promptly reported to the Company’s Secretary. The Secretary will assist with gathering important information about the Transaction and present the information to the Governance and Nominating Committee. The Governance and Nominating Committee will determine if the Transaction is a Related Person Transaction and, if so, approve, ratify or reject the Related Person Transaction. In approving, ratifying or rejecting a Related Person Transaction, the Governance and Nominating Committee will consider such information as it deems important to conclude if the transaction is fair to the Company and its subsidiaries. Throughout 2013, Paul Czerwinski, our CEO’s son-in-law, and Andrew Baum, Mr. Delaney’s son-in-law were each employed by the Company. Mr. Czerwinski is an executive account manager and his total compensation in 2013 was approximately $190,000, which includes salary and bonus. Mr. Baum is a senior account manager and his total compensation in 2013 was approximately $122,000, which includes salary and bonus. Mr. Czerwinski and Mr. Baum also participate in the Company’s general welfare plans and receive benefits comparable to those received by persons in similar positions within the Company. The Audit Committee reviewed and approved these relationships as required by the RPT Policy in 2013, and the Governance and Nominating Committee reviewed and approved them in 2014.

Motorola Solutions had no other Related Person Transactions in 2013.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	13

SECURITY OWNERSHIP INFORMATION

Management and Directors

The following table sets forth information as of the close of business on February 28, 2014 (except where otherwise noted), regarding the beneficial ownership of shares of Common Stock by each director and nominee for director of the Company, the persons named in the Summary Compensation Table, and all current directors, nominees and Section 16 Officers of the Company as a group. Except for Mr. Brown, who owns 1.17% of the outstanding Common Stock, each other director, nominee and named executive officer (“NEO”) owns less than 1% of the outstanding Common Stock based on 254,016,405 shares of Common Stock outstanding on February 28, 2014. All current directors, nominees, NEOs and current executive officers as a group own 1.9% of the outstanding Common Stock.

Name	Shares Owned (1)	Shares Under Exercisable Options and SARs (2)	Stock Units (3)	Total Shares Beneficially Owned (4)(5)
Gregory Q. Brown	483,270	2,467,783	31,502	2,982,555	(6)
Gino A. Bonanotte	3,163	9,628	0	12,791
Edward J. Fitzpatrick(7)	65,453	317,986	11,311	394,750
Mark F. Moon	31,624	238,303	0	269,927
Michele A. Carlin	40,733	183,476	0	224,209
Eduardo F. Conrado	14,211	81,107	0	95,318
Eugene A. Delaney(8)	82,163	552,596	8,824	643,583
Kenneth C. Dahlberg	4,779	0	4,906	9,685
David W. Dorman	5,542	0	53,365	58,907
Michael V. Hayden	0	0	9,184	9,184
Judy C. Lewent	15,915	7,562	6,366	29,843
Anne R. Pramaggiore	0	0	3,959	3,959
Samuel C. Scott	4,993	7,562	25,811	38,366	(9)
Bradley E. Singer	0	0	3,916	3,916
John A. White	6,325	7,562	37,257	51,144	(10)
All current directors, nominees, NEOs and current executive officers as a group (17 persons)	766,126	3,923,695	196,401	4,886,222	(11)

(1)	Includes shares over which the person currently holds or shares voting and/or investment power but excludes the shares listed under “Shares Under Exercisable Options and SARs” and “Stock Units.”
(2)	Includes shares under options and SARs exercisable on February 28, 2014 and which may become exercisable within 60 days thereafter.
(3)	Includes stock units which are deemed to be beneficially owned on February 28, 2014 or within 60 days thereafter. Stock units are not deemed beneficially owned until the restrictions on the units have lapsed. Each stock unit is intended to be the economic equivalent of one share of Common Stock.
(4)	Unless otherwise indicated, each person has sole voting and investment power over the shares reported.
(5)	Includes the shares listed under “Shares Under Exercisable Options” and units listed under “Stock Units.”
(6)	Mr. Brown’s holdings under “Total Shares Beneficially Owned” include: 53,915 unvested market-based options granted on January 31, 2008 that only vest if the market price of the Common Stock reaches defined levels as discussed in the footnotes to the Outstanding Equity Awards at 2013 Fiscal Year End table and 253,003 shares subject to exercisable stock settled stock appreciation rights (“SARs”). The number of shares subject to the stock settled SARs, assumes the exercise of 134,297 shares of stock settled SARs at an exercise price of $40.33 and the exercise of 471,398 stock settled SARs at an exercise price of $38.04, on February 28, 2014. The closing price of the Company stock on February 28, 2014 was $66.20. Mr. Brown has shared voting and investment power over 83,220 shares, included under “Total Shares Beneficially Owned”. He disclaims beneficial ownership over 81,000 shares held in a trust of which his wife is trustee and 2,220 shares held by his wife, except to the extent of his pecuniary interest in these shares.
(7)	Mr. Fitzpatrick ceased serving as the Company’s Chief Financial Officer on August 14, 2013 and is no longer considered an executive officer or Section 16 reporting officer. Mr. Fitzpatrick’s reported ownership is as of August 14, 2013, the date on which he ceased to be subject to the reporting requirements of Section 16 of the Securities and Exchange Act, except that his indirect ownership of shares in the 401(k) Plan Stock Fund has been removed, as that Fund was closed and liquidated as of December 31, 2013.
(8)	Mr. Delaney retired from the Company at the end of June 2013. Mr. Delaney’s reported ownership is as of February 11, 2013, the date on which he ceased to be subject to the reporting requirements of Section 16 of the Securities and Exchange Act, except that his indirect ownership of shares in the 401(k) Plan Stock Fund has been removed, as that Fund was closed and liquidated as of December 31, 2013.
(9)	Mr. Scott does not have investment power over 1,739 of these shares.
(10)	Dr. White has shared voting and investment power over 4,364 of these shares and shared voting and no investment power over 77 of these shares.
(11)	All directors, nominees and current executive officers as a group have sole voting and investment power over 4,765,320 of these shares and shared voting and/or investment power over 120,902 of these shares.

14	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

No directors, nominees or current executive officers have pledged shares of Common Stock pursuant to any loan or arrangement.

Principal Stockholders

The following table sets forth information with respect to any person who is known to be the beneficial owner of more than 5% of Common Stock as of December 31, 2013.

Name and Address	Number of Shares of Motorola Solutions, Inc. and Nature of Beneficial Ownership		Percent of Outstanding Shares (1)
ValueAct Capital Master Fund, L.P. and related entities 435 Pacific Ave., San Francisco, California 94133	28,907,623 shares of Common Stock	(2)	11.4%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	18,408,935 shares of Common Stock	(3)	7.2%
Capital Research Global Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	17,673,905 shares of Common Stock	(4)	7.0%
Morgan Stanley 1585 Broadway New York, NY 10036	13,118,369 shares of Common Stock	(5)	5.2%

(1)	The percentage calculations set forth above are based on 254,016,405 shares of Common Stock outstanding as of February 28, 2014 rather than the percentages set forth on various stockholders’ Schedule 13D and 13G filings.
(2)	Solely based on information in a Schedule 13D/A Amendment No. 5 filed with the SEC on February 26, 2014, filed jointly by ValueAct Capital Master Fund, L.P., VA Partners I, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P. and ValueAct Holdings GP, LLC (collectively “ValueAct”). The Schedule 13D/A indicates that as of February 13, 2014, ValueAct was the beneficial owner with shared voting power as to 28,907,623 shares and shared dispositive power as to 28,907,623 shares.
(3)	Solely based on information in a Schedule 13G dated January 17, 2014 filed with the SEC by BlackRock, Inc. The Schedule 13G indicates that as of December 31, 2013, BlackRock, Inc., as the parent holding company, was the beneficial owner with sole voting power as to 15,388,754 shares and sole dispositive power as to 18,408,935 shares.
(4)	Solely based on information in a Schedule 13G dated February 7, 2014 filed with the SEC by Capital Research Global Investors, a division of Capital Research and Management Company. The Schedule 13G indicates that as of December 31, 2013, Capital Research Global Investors was the beneficial owner with sole voting power and sole dispositive power as to 17,673,905 shares.
(5)	Solely based on information in a Schedule 13G/A Amendment No. 2 dated February 11, 2014 filed with the SEC jointly by Morgan Stanley, and Morgan Stanley Investment Management, Inc., whose address is 522 Fifth Avenue, New York, NY 10036. The Schedule 13G/A indicates that as of December 31, 2013, Morgan Stanley was the beneficial owner with sole voting power as to 12,578,628 shares and sole dispositive power as to 13,118,369 shares. Additionally, according to such filing, Morgan Stanley Investment Management, Inc. was the beneficial owner with sole voting power as to 12,578,628 shares and with sole dispositive power as to 13,118,369 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and certain officers of the Company are required to report to the SEC, by a specified date, his or her transactions related to our Common Stock. Based solely on a review of the copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2013 fiscal year, all filing requirements applicable to its officers and directors were complied with on a timely basis.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	15

DIRECTOR COMPENSATION

DETERMINING DIRECTOR COMPENSATION

The Governance and Nominating Committee recommends to the Board the compensation for non-employee directors, which is to be consistent with market practices of other similarly situated companies and takes into consideration the impact on non-employee directors’ independence and objectivity. The Board has asked the Compensation and Leadership Committee to assist the Governance and Nominating Committee in making such recommendations. The charter of the Governance and Nominating Committee does not permit it to delegate director compensation matters to management, and management has no role in recommending the amount or form of director compensation.

HOW THE DIRECTORS ARE COMPENSATED

The non-employee directors are compensated on an annual basis as follows:

Cash Compensation	Annual Compensation (paid quarterly)
Annual Cash Retainer	$100,000
Lead Independent Director Fee	$25,000
Audit Committee Chairperson Fee	$20,000
Compensation and Leadership Committee Chairperson Fee	$15,000
Governance and Nominating Committee Chairperson Fee	$15,000
Audit Committee Member Fee	$5,000
Equity Compensation	Annual Compensation (paid annually)
Annual Equity Grant	$140,000

During 2013, a director could elect to receive all or a portion of his or her annual cash retainer and other cash fees in the form of (i) deferred stock units that settle when the director terminates service, (ii) deferred stock units that settle after one year (unless service is earlier terminated), or (iii) outright shares. Directors could also elect to receive the annual equity grant in the form of (i) deferred stock units that settle when the director terminates service, or (ii) deferred stock units that settle after one year (unless service is earlier terminated). These choices allow directors to engage in tax planning appropriate for their circumstances. Notwithstanding earlier settlement or receipt of shares, directors must hold all shares awarded or paid to them until termination of service from the Board.

On May 13, 2013, each then non-employee director received a deferred stock unit award of 2,493 shares of Common Stock. The number of deferred stock units awarded was determined by dividing $140,000 by the fair market value of a share of Common Stock on the date of grant (rounded up to the next whole number) based on the closing price on the date of grant. For a non-employee director who becomes a member of the Board of Directors after the annual grant of deferred stock units, the award will be prorated based on the number of full months to be served until the next annual meeting of stockholders ($11,666.67 per month) divided by the closing price of the Common Stock on the day of election to the Board.

Non-employee directors are not eligible to participate in the Motorola Solutions Management Deferred Compensation Plan. Motorola Solutions does not have a non-equity incentive plan or pension plan for non-employee directors. Non-employee directors do not receive any additional fees for attendance at meetings of the Board or its committees, or for additional work done on behalf of the Board or a committee. The Company also reimburses its directors and, in certain circumstances, spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board and committee meetings or other meetings as requested by Motorola Solutions. Mr. Brown, who was an employee during 2013, received no additional compensation for serving on the Board or its committees.

16	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

The following table further summarizes compensation paid to the non-employee directors during 2013.

Director Compensation for 2013
Name (a)	Fees Earned or Paid in Cash ($) (1) (b)	Stock Awards ($) (2)(3) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)		All Other Compensation ($) (4) (g)		Total ($) (h)
Kenneth C. Dahlberg	57,500	197,609	–		–		255,109
David W. Dorman	0	272,644	–		5,000	(5)	277,644
Michael V. Hayden	100,000	140,032	–		–		240,032
Judy C. Lewent	120,000	140,032	–		–		260,032
Anne R. Pramaggiore	50,000	225,249	–		–		275,249
Samuel C. Scott III	115,000	140,032	–		–		255,032
Bradley E. Singer	105,000	140,032	–		–		245,032
John A. White	105,000	140,032	6,294	(6)	10,000	(5)	261,326
Former Director:
William J. Bratton(7)	100,000	140,032	–		–		240,032

(1)	During 2013, directors could elect to receive all or a portion of their annual cash retainer or other cash fees in the form of (i) deferred stock units (“DSUs”) that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares (in each case, rounded up to the next whole share). The amounts in column (b) are the portion of the annual cash retainer and any other fees the non-employee director has elected to receive in cash. With respect to annual cash compensation, Mr. Dorman elected to receive DSUs that settle after one year with respect to $132,612; Mr. Dahlberg elected to receive outright shares of stock with respect to $57,577; and Ms. Pramaggiore elected to receive DSUs that settle at termination of service with respect to $50,161.
(2)	Certain directors have elected to receive DSUs or common stock for all or a portion of their annual cash retainer or other cash fees as described in footnote 1 above. In addition, all non-employee directors received an annual grant of DSUs on May 13, 2013. With respect to the annual grant of equity, Messrs. Bratton, Hayden, Scott, Singer and White and Ms. Pramaggiore elected to receive DSUs that settle at termination of service, and Messrs. Dahlberg and Dorman and Ms. Lewent elected to receive DSUs that settle on the first anniversary of the date of grant, and these amounts are included in column (c). The grant to Ms. Pramaggiore on January 17, 2013 was the pro-rata amount of the annual equity grant associated with her election to the Board on that date. All amounts in column (c) are the aggregate grant date fair value of DSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), including dividend equivalents, as applicable. The number of DSUs or common stock received and the fair value on each date of grant are as follows:

	January 17	March 31	May 13	June 30	September 30	December 31
Directors	Deferred Stock Units	Common Stock*/ Deferred Stock Units	Annual Grant of Deferred Stock Units (Award Date May 6)	Common Stock*/ Deferred Stock Units	Common Stock*/ Deferred Stock Units	Common Stock*/ Deferred Stock Units
Kenneth C. Dahlberg	–	205	2,493	249	253	223
Fair Value		$13,126	$140,032	$14,375	$15,023	$15,053
David W. Dorman	–	547	2,493	607	527	463
Fair Value		$35,024	$140,032	$35,042	$31,293	$31,253
Michael V. Hayden	–	–	2,493	–	–	–
Fair Value			$140,032
Judy C. Lewent	–	–	2,493	–	–	–
Fair Value			$140,032
Anne R. Pramaggiore	604	196	2,493	217	211	186
Fair Value	$35,056	$12,549	$140,032	$12,527	$12,529	$12,555
Samuel C. Scott III	–	–	2,493	–	–	–
Fair Value			$140,032
Bradley E. Singer	–	–	2,493	–	–	–
Fair Value			$140,032
John A. White	–	–	2,493	–	–	–
Fair Value			$140,032
Former Director:
William J. Bratton	–	–	2,493	–	–	–
Fair Value			$140,032	–	–	–

    * Common Stock was issued to Mr. Dahlberg only. All other directors received DSUs.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	17

(3)	As of December 31, 2013, the aggregate stock and option awards outstanding for the directors were as set forth below. For each director, the options to purchase Common Stock listed below were exercisable at year end. The aggregate number of Motorola Solutions DSUs includes accrued dividend equivalents.

Directors	Options	Deferred Stock Units	Restricted Stock
Kenneth C. Dahlberg	–	4,905	–
David W. Dorman	–	53,365	–
Michael V. Hayden	–	9,184	–
Judy C. Lewent	7,562	6,365	–
Anne R. Pramaggiore	–	3,959	–
Samuel C. Scott III	7,562	25,810	1,739
Bradley E. Singer	–	3,916
John A. White	7,562	37,256	77
Former Director:
William J. Bratton	–	–	–

(4)	The aggregate amount of perquisites and personal benefits given to each named director valued on the basis of aggregate incremental cost to the Company was less than $10,000 for each director. Accordingly, no such amounts are reported in this column.
(5)	These amounts represent matching gift contributions made by the Motorola Solutions Foundation at the request of the director to charitable institutions in the director’s name pursuant to the Company’s charitable matching gift program that is available to all U.S. employees and directors.
(6)	This amount consists of earnings under the Motorola Solutions Management Deferred Compensation Plan in excess of the threshold for 2013 above-market earnings established pursuant to SEC rules. As of January 1, 2006, new non-employee directors were not eligible to participate in the plan. Dr. White is the only non-employee director who participates in this plan.
(7)	Mr. Bratton resigned from the Board on December 10, 2013.

Director Stock Ownership Guidelines

Our Board stock ownership guidelines provide that non-employee directors are expected to own Common Stock with a value equivalent to at least five times the annual cash retainer fee for directors by five years after the date of joining the Board. In addition, directors are required to hold all shares paid or awarded by the Company until their termination of service, other than shares acquired through the exercise of options awarded to directors. For the purposes of these guidelines, Common Stock includes deferred stock units. Until such time as the obligation to own five times the annual cash retainer has passed, the previous requirement of four times the annual cash retainer within five years of joining the Board will remain in effect for all members of the Board as of November 9, 2011. As of December 31, 2013, all non-employee directors were in compliance with the stock ownership guidelines.

DIRECTOR RETIREMENT PLAN AND INSURANCE COVERAGE

In 1996, the Board terminated its retirement plan and no current non-employee directors are entitled to receive retirement benefits. In 1998, Mr. Scott and Dr. White, the only current directors with interests in the plan, converted their accrued benefits in the retirement plan into shares of restricted Common Stock. They may not sell or transfer these shares and these shares are subject to repurchase by Motorola Solutions until such directors are no longer members of the Board because: (1) they do not stand for re-election or are not re-elected, or (2) of their disability or death.

Non-employee directors are covered by insurance that provides accidental death and dismemberment coverage of $500,000 per person. The spouse of each such director is also covered by such insurance when traveling with the director on business trips for the Company. The Company pays the premiums for such insurance. The total premiums for coverage of all such non-employee directors and their spouses during the year ended December 31, 2013 were $2,160.

18	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

PROPOSAL NO. 2 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act we are providing our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement. The Board has adopted a policy providing for annual “say-on-pay” advisory votes. Although the vote is non-binding, the Board and Compensation and Leadership Committee will review and consider the outcome of the vote when considering future executive compensation arrangements. In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis, below, for a detailed description of our executive compensation philosophy and programs. In particular, you should consider the following factors, which are more fully discussed in the Compensation Discussion and Analysis:

•	We actively engage our stockholders on their views and consider this input when designing our executive compensation programs.

•	Our programs are designed to pay for performance, so NEOs receive the majority of their total compensation based on the performance of the Company.

•	Our executive compensation program incorporates many leading practices to ensure ongoing good governance, including eliminating the excise tax gross-up for our CEO on March 10, 2014.

For the reasons discussed above, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and other related tables and disclosures in this Proxy Statement.”

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	19

COMPENSATION DISCUSSION AND ANALYSIS

NAMED EXECUTIVE OFFICERS

Our Compensation Discussion and Analysis (the “CD&A”) describes Motorola Solutions’ executive compensation philosophy and programs which are governed by the Compensation and Leadership Committee (the “Committee”). The CD&A includes 2013 total compensation for our NEOs who are listed below.

Named Executive Officer	Title
Gregory Q. Brown	Chairman and Chief Executive Officer
Gino A. Bonanotte	Executive Vice President and Chief Financial Officer
Edward J. Fitzpatrick	Executive Vice President and Former Chief Financial Officer
Mark F. Moon	Executive Vice President and President, Sales & Product Operations
Michele A. Carlin	Senior Vice President Human Resources and Communications
Eduardo F. Conrado	Senior Vice President, Marketing and IT
Eugene A. Delaney	Former Executive Vice President

EXECUTIVE SUMMARY

2013 was a challenging year overall and our 2013 business performance was below our operating plan. However, our three-year performance ending in 2013 was strong as highlighted by solid returns to our stockholders. As a result of our performance, and consistent with our pay for performance philosophy, our incentive plans paid out as follows:

•	Our 2013 Executive Officer Short Term Incentive Plan (“STIP”) resulted in a below target payout reflecting our operating earnings and free cash flow results below our operating plan; and

•

Our 2011-2013 Long Range Incentive Plan (“LRIP”), which is based on Motorola Solutions’ total shareholder return (“TSR”) relative to our comparator group, resulted in an above target payout and was the first completion and payout of an LRIP cycle since the implementation of new LRIP cycles in 2011.

Our NEOs’ 2013 total compensation is higher than their 2012 total compensation, which is a result of three factors: (1) above target 2011-2013 LRIP payout, (2) larger stock option and restricted stock unit (“RSU”) grants that were made during 2013 based on 2012 performance, and (3) lower comparable 2012 total compensation due to the absence of a completed LRIP cycle and payout in 2012.

Our compensation program is a critical component to support our ability to attract, retain and motivate key talent necessary to deliver on our purpose to help people be their best in the moments that matter. We believed our 2012 compensation program was fundamentally sound and aligned to stockholder interests and therefore, made no changes to our compensation program for 2013. As part of our continuous review of our compensation program, we evaluated our position on excise tax gross-ups and we amended the CEO’s employment agreement on March 10, 2014 to remove the gross-up for excise taxes and decrease the minimum annual bonus target from 220% to 150% effective in 2014.

Our 2013 Performance Did Not Meet Our Operating Plan;

Our 2011-2013 Performance Is Highlighted By Significant Return To Our Stockholders

2013 reflected mixed results as the Company continued to focus on our strategy of profitable growth and improved operating leverage. Overall, 2013 sales were flat and operating earnings were slightly down from 2012 ending the year at $8.7 billion and $1.2 billion respectively. Our Government segment continued to demonstrate resiliency coming off of a record year in 2012. This comes despite a challenging second half in our Federal business related to the U.S. Government shutdown and declines in our Asia Pacific Middle East region. Overall, the Government segment ended 2013 with a 1% increase in sales over 2012 and improved operating earnings of $979 million. The Enterprise segment experienced cyclical weakness in the first half of the year, primarily due to delayed spending by our customers as they continue to address a challenging macroeconomic environment. Our Enterprise segment ended 2013 with a 2% decrease in sales over 2012 and lower operating earnings of $236 million. Both business segments continue to introduce new products and secured contracts with several new key customers in 2013.

20	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

We continued to strengthen our product portfolio, returned significant capital to stockholders and delivered solid returns to stockholders. We generated approximately $944 million of cash flow from operations in 2013, compared to $1.1 billion in 2012. Total stockholder return lagged our comparator companies in 2013, but outperformed our comparators over the three years ending in 2013, driven by strong returns in both 2011 and 2012. In addition, the Company returned significant capital to stockholders in the form of $1.7 billion in share repurchases and $292 million in dividends for a total of $2 billion in 2013, and $5.8 billion in total during 2011 through 2013.

2013 Compensation Program Overview

Our compensation program includes a mix of the following fixed and variable elements:

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	21

Our Incentives Based On 2013 Performance Resulted In Below Target Payouts;

Our Incentives Based On 2011-2013 Total Shareholder Return Resulted In Above Target Payouts

To support our pay for performance philosophy, the 2013 executive compensation program used a mix of fixed and at-risk elements and provided alignment to short- and long-term business goals through short- and long-term incentives.

Our STIP is tied to achieving operating earnings and free cash flow targets that measure profits from sales and provide a clear view of our ability to generate cash to both invest in future growth and appropriately return capital to stockholders. These two measures are commonly tracked by industry investors and we believe drive long-term, sustainable stockholder value.

Our long-term incentive program incorporates stock price appreciation hurdles for vesting of both stock options and RSUs and a relative TSR measure in our LRIP to reward both long-term stock price appreciation and value delivered to our stockholders that exceeds that of our comparator companies.

In 2013, lack of growth in operating earnings and lower operating cash flow resulted in a below target payout under our STIP. Our 2011 to 2013 total return to stockholders (stock price appreciation plus dividends) was 67% over the three year period 2011-2013, which exceeded the comparator median of 43%; resulting in an above target payout for the 2011-2013 LRIP cycle of 155% of target due to a #4 rank in the comparator group. See Long Range Incentive Plan for comparator group details.

Response to 2013 Stockholder Vote and Stockholder Engagement Process

At the 2013 Annual Meeting, our stockholders approved the advisory vote on our executive compensation with 68% support. This result was an improvement from the 58% favorable vote received in 2012, but still not at desired levels. Significant compensation program changes have been implemented since 2011, which we believe created a fundamentally sound program aligned with stockholder interests. During our March/April 2013 stockholder engagement we heard no major concerns about the 2012 executive compensation program from those stockholders with whom we spoke. The outcome of the 2013 advisory vote, however, highlighted the need to continue our shareholder engagement efforts to ensure investors have a complete understanding of our executive compensation programs and how they have evolved as we realign our practices with changes to our business.

In order to allow careful consideration of the 2013 stockholder vote, the Committee delayed for a week the annual equity grant normally scheduled to immediately follow the meeting. After careful review of the results of our 2013 “say-on-pay” vote, the Committee discussed the terms of the grant and reaffirmed our belief that the current compensation program fundamentals are sound and aligned with stockholder interests. Therefore, the 2013 compensation program contains no changes from 2012 and continues to exclude those legacy practices previously eliminated.

We actively engage our stockholders on their views of our program design and individual pay actions and take that information into consideration when assessing program design. Stockholder views are solicited on an ongoing basis, with specific outreach efforts conducted two times a year that are focused on institutional investors with larger stockholdings and stockholder advocates and proxy advisory firms. Our November/December outreach is designed to gain feedback on the results of the previous Annual Meeting and any concerns about our pay programs and disclosures. Our March/April outreach is designed to answer questions, hear concerns and provide clarifications, if necessary, leading up to the Annual Meeting and ensure stockholders are effectively informed about our programs in advance of the advisory vote on executive compensation. Since 2011, stockholder views were one factor considered when addressing several legacy compensation-related practices, the elimination or redesign of which we believe has strengthened stockholder satisfaction with our programs.

22	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

Our stockholder engagement is not just a one-time event, but supplements our ongoing investor relations efforts including monitoring best practices, engaging investors and stockholder groups on pay topics, and seeking ongoing feedback on pay practices and corporate governance. During our recent November/December 2013 engagement, we received generally positive support for our compensation program design, including pay programs, approach, and overall governance. The primary investor feedback from this engagement highlighted the need to redesign our proxy statement to provide a simple and concise summary of our executive compensation philosophy, approach and programs. In addition, through our stockholder engagement process, we received feedback that our elimination of excise tax gross-ups for the broader population was well received, and that elimination of excise tax gross-ups for the CEO would be similarly well received. Therefore, we evaluated our position on excise tax gross-ups and on March 10, 2014 the employment agreement with Mr. Brown was amended to remove the excise tax gross-up provision. See Employment Agreements for more information.

We continue to increase our engagement efforts each year and remain committed to taking into account the results of future stockholder votes and ongoing dialogues with our stockholders when reviewing our compensation program and practices.

Our Executive Compensation Program is Aligned to our Business Strategy and Features Many “Leading Practices”

A significant percentage of target total direct compensation, 90% for the CEO, is “at risk” and linked to actual performance.

Performance measures are linked to near term operating objectives and delivery of long-term value to stockholders through both relative and absolute stock price performance.

The Committee retains an independent compensation consultant to review the Company’s compensation program and practices.

The independent compensation consultant reviews our pay and performance relationship annually and the Committee validates the alignment.

There are maximum payout caps in the STIP and LRIP.

The Company provides limited executive perquisites and no excise tax gross-ups (including for the CEO, whose contract was amended to eliminate the excise tax gross-up on March 10, 2014).

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	23

Executives are required to hold stock equal to 6x salary for the CEO and 3x salary for each of the NEOs.

Compensation is subject to claw-back in the event of certain financial restatements.

Hedging of Company securities is prohibited.

No NEOs have pledged any Company equity.

We conduct regular risk assessments of our compensation programs and practices.

We Have a Strong Focus on Talent Management and Link Talent and Pay Decisions

Our talent programs foster the development of globally diverse executives from within our own organization. This philosophy encourages our key talent to adopt a long-term focus on our business and avoids lengthy and disruptive transitions associated with extensive external hiring. Our pay decisions support our talent objectives by not only considering individual and Company performance, but also long term potential, key retention needs and organizational succession plans. We developed our CEO Leadership Forum to support our philosophy of promoting from within. The CEO Leadership Forum is a comprehensive accelerated development experience for our high potential executives. A multi-faceted process is used which includes new and expanded job assignments, formal learning, and coaching and engagement with our management executive committee, our CEO and the Board. The CEO Leadership Forum provides a focused opportunity to drive increased engagement and retention by demonstrating investment in participating executives that builds their long-term value to the organization.

Program Development is Guided by Independent Experts

The Committee engages an independent consultant, Compensation Advisory Partners (“CAP”), to advise on the Company’s executive compensation strategy and program design and to provide regulatory and market trend updates. The consultant carries out compensation reviews as directed by the Committee and provides recommendations on specific compensation for our CEO and input on specific compensation recommendations for our other executive officers.

In 2013, the Committee continued to engage CAP as its independent compensation consultant. CAP participates in Committee meetings, including occasional discussions with the Committee without management present to ensure impartiality on certain decisions. During 2013, the Committee also reviewed the independence of CAP using assessment criteria that aligned with the new SEC and related New York Stock Exchange rules adopted in 2012. The Committee concluded that CAP was independent and had no conflicts of interest.

2013 EXECUTIVE COMPENSATION PROGRAM

Compensation Philosophy, Practices & Program Design Inputs

Our philosophy is to provide reward programs that attract, retain and motivate the right people, in the right place, at the right time. We strive to provide a total compensation package that is competitive with the prevailing practices in the industries and countries in which we operate, allowing for above average total compensation when justified by business results and individual performance. Program design is guided by these principles:

Principle	Description
Business Driven	Incentives are aligned with the Company’s business goals and avoid excessive risk taking
Performance Differentiated	Programs create an effective link between pay and performance at both the Company and individual level
Market Competitive	Total compensation package is competitive to attract, retain and motivate top talent needed to successfully execute our business strategy
Ownership Oriented	Compensation is aligned with stockholder interests by delivering meaningful equity awards and maintaining robust stock ownership guidelines
Simplicity	Employee engagement is driven through simple, cost-efficient plan design

The Committee reviews the executive compensation program design and executive pay levels annually. As part of this annual review, our independent compensation consultant, CAP, provided executive compensation market data, information on current market practices and trends, and alternatives to consider for determining compensation for our Section 16 Officers including the NEOs. The Committee benchmarked our compensation program design, executive pay and performance against a group of comparator companies that are publicly traded and comparable to Motorola Solutions in market segment, product offerings, revenue and market value. The Committee believes Motorola Solutions competes against these companies for executive talent and stockholder investment. The Committee reviews the composition of the comparator group annually with the assistance of its independent compensation consultant. Aruba Networks, Inc. and Johnson Controls, Inc. were removed from the comparator group for 2013 to position Motorola Solutions closer to the median revenue of the group. The same comparator group used for pay and performance benchmarking is also used for relative TSR measurement comparisons in the LRIP.

24	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

2013 Comparator Group1

Company Name	Revenue ($M)	Market Cap ($M)
Danaher Corp.	$18,260	$53,824
Eaton Corp.	$16,311	$36,119
Emerson Electric Co.	$24,669	$49,485
Harris Corp.	$5,112	$7,461
Honeywell International, Inc.	$37,665	$71,696
Ingersoll-Rand PLC	$14,035	$17,746
JVC Kenwood	$3,255	$274
NCR Corp.	$5,730	$5,668
Parker-Hannifin Corp.	$13,016	$19,198
Raytheon Company	$24,414	$28,976
Rockwell Collins, Inc.	$4,610	$9,993
TE Connectivity Ltd.	$13,280	$22,616
Tyco International Ltd.	$10,647	$19,096

Motorola Solutions	$8,698	$17,463

1 Information as of last reported fiscal year; Intermec, Inc. removed from original group when acquired by Honeywell.

To supplement our comparator group data, the Committee also considers data from compensation surveys that include data from companies of similar size and business segments to Motorola Solutions. Surveys considered in the 2013 review included:

Survey	Publisher
U.S. Compensation Data Bank (CDB) TriComp Executive Database	Towers Watson & Co.
Radford Global Technology Survey	Radford, an Aon Hewitt consulting company
US Global Premium Executive Remuneration Suite—Fortune 500® Organizations	Mercer LLC

The Committee uses the 50th percentile of our comparator group as a guideline for establishing target total compensation for our NEOs. In addition, the Committee considers the various elements of compensation based on role scope and accountabilities, experience, individual performance and market practices. The Committee evaluated each NEOs pay relative to market compensation, as shown below, when setting 2013 compensation:

NEO	Competitive Market Position
Brown, Carlin and Conrado	Target total compensation between the 50th percentile and 75th percentile of market
Moon	Target total compensation between the 25th percentile and the 50th percentile of market
Bonanotte	Target total compensation at the 25th percentile of market (reflects 2013 review after promotion)

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	25

A significant portion of our NEOs’ compensation is delivered through both short- and long-term incentives linked to financial and stock price performance, some of which is based on relative and not just absolute performance.

Base Salary

Base salaries are set by the Committee with the Board’s concurrence for the CEO. When setting the base salary level for each NEO, the Committee references the 50th percentile of the comparator group, as well as considering external market conditions, and each NEO’s individual performance, experience, internal comparisons, and succession plans.

Short-term Incentives

The STIP is an annual cash incentive award based on Motorola Solutions’ achievement of performance measures and assessment of individual performance.

Actual awards are based on the executive’s target incentive award opportunity, achievement of performance measures (“Business Performance Factor”) and assessment of individual performance (“Individual Performance Factor”). The payout range for both the Business Performance Factor and the Individual Performance Factor is from 0% to 140% resulting in a total plan maximum payout opportunity of 196% of target. The incentive target opportunity for each NEO was determined based on market data from our comparator group.

For 2013, the Business Performance Factor was determined based on achievement of operating earnings (weighted 65%) and free cash flow (weighted 35%) goals. Operating earnings is important to the Company since it measures our profits from sales and free cash flow is important since it measures the cash available after capital expenditures. The two measures are common performance measures inside and outside of our industry, and we believe they are appropriate performance measures that drive our annual business performance, and ultimately long-term stockholder value. Additionally, they are fundamental measurements that are used in many other financial calculations we measure that show levels of profitability, business liquidity and rates of return.

26	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

A rigorous process is used at the start of each year to determine the range of performance for each measure and includes analysis of factors such as: prior year financial results, market share, projected revenue growth, margins and operating expenditures and other macroeconomic and industry considerations. The range of performance for both measures was linked to the 2013 operating plan and approved by the Board in the first quarter of 2013. The range of performance and 2013 results are shown in the following table:

Business Performance Measure	Minimum	Target	Maximum	2013 Actual Results	Business Performance Factor	Measure Weight	Weighted Result
Operating Earnings[1] (in millions)	$1,424	$1,675	$1,926	$1,527	0.63	65%	0.41
Free Cash Flow[2] (in millions)	$701	$935	$1,122	$753	0.52	35%	0.18
2013 STIP Business Performance Factor							0.59
[1]	Operating Earnings is our reported Non-GAAP operating earnings which does not include reorganization of business, stock based compensation, and intangible amortization.
[2]	Free Cash Flow is defined as net cash provided by operating activities less capital expenditures.

The Individual Performance Factor for each NEO is discussed in more detail below in Compensation Decisions for 2013.

Long-term Incentives

The Long-term Incentives (“LTI”) are delivered through a portfolio of three different vehicles all of which are performance-based and designed to achieve a balancing of objectives within the overall program. We believe this portfolio of vehicles incents our NEOs to:

¡	Focus on long-term performance that drives value for stockholders.

¡	Outperform comparator companies in the market.

¡

Achieve absolute stock price appreciation over a set period of time. Maximum value is only realized through these programs when the Company achieves stock price appreciation and relative performance that exceeds that of our comparators.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	27

Long Range Incentive Plan

The LRIP is a performance-based, multi-year incentive plan for our senior executives, including the NEOs. We maintain overlapping three year cycles with a grant made annually and currently have three active cycles (2012-2014, 2013-2015 and 2014-2016). Our NEOs’ LRIP targets were designed to deliver one-third of the total LTI value. The Committee determines the total LTI value with reference to market levels determined through the benchmarking completed by the independent consultant to the Committee. Each performance cycle uses a comparator group for that cycles’ pay and performance analysis and for relative TSR measurement. The TSR calculation uses a three-month average stock price at the beginning (three months preceding performance cycle start) and ending (final three months in performance cycle plus value of reinvested dividends) of the period for measurement purposes. This approach minimizes, to some extent, the impact of a single beginning and ending point stock prices for each performance cycle. A TSR factor is then determined with reference to the Company’s ranking within the comparator group of companies based on the approved payout scale for the respective cycle.

If the resulting TSR performance for Motorola Solutions is negative, the Committee will have discretion to reduce the final payout up to a 25% reduction of the calculated payout.

Comparator companies are reviewed annually and are not changed for any performance cycle once they are approved by the Committee. As our business changes, modifications to the comparator group may be necessary to ensure appropriate comparators are included for each annual LRIP cycle.

28	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

Stock Options & Restricted Stock Units

In 2013, the Committee granted stock options and RSUs under the Motorola Solutions Omnibus Incentive Plan of 2006 (the “2006 Plan”) to the NEOs that have performance-contingent vesting based on the achievement of a 15% stock price appreciation hurdle over a set period of time (as described below). These equity awards delivered two-thirds of the total LTI value and were a combination of stock options (67% of equity value) and RSUs (33% of equity value).

The performance-contingent stock options and RSUs granted to all the NEOs in 2013 will vest on the later of:

•	One-third on each of the first, second and third anniversaries of the date of grant; and

•	When the average closing price of our Common Stock for any fifteen consecutive trading days is greater than $66.08 (the 15% stock price appreciation hurdle).

On December 31, 2013, the 15% stock price appreciation hurdle was achieved; accordingly, the 2013 stock option and restricted stock units will vest one-third annually on each of the first, second and third anniversaries of the grant date, contingent upon continued employment through each vesting date.

Timing and Grant Practices of Global Equity Awards

In 2012, we implemented significantly reduced eligibility for our Company-wide annual equity grant and maintained eligibility for special grants on a highly selective basis to align our stock-based compensation programs to market and reduce our share usage rate and annual stock-based compensation expense.

As a result of these changes, our share usage (equity grants as a percentage of common shares outstanding) in both 2012 and 2013 was significantly less than in 2011. Given this reduced share usage, we expect our stock-based compensation expense to decrease over the next two years after the expense from previous grants made to a broader population has been fully recognized. We plan to continue to closely manage our equity granting practices to ensure our share usage and stock-based compensation expense remain in line with competitive levels.

Historically, the grant date for our annual equity awards has been within a few days of the annual stockholders meeting in May. In 2014, the Committee approved the grants of all equity awards to employees at its meeting on March 10, 2014. This new timing, which was approved by the Committee in 2013, allowed the Company to better align the receipt of equity awards with the assessment of prior year performance and achievement of business goals. We do not structure the timing of equity awards to precede or coincide with the disclosure of material non-public information. All equity grants made to Section16 officers are approved by the Committee, with concurrence by the Board for grants to the CEO.

The Committee has also delegated authority to the most senior human resources executive to make off-cycle equity grants to newly hired or promoted employees, in recognition of outstanding achievement or for retention. Grants are made on the first trading day of the month following the date of hire, promotion, recognition or retention.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	29

Executive Benefits and Perquisites

To enhance our ability to attract and retain talented executives in a highly competitive talent market, we provide the benefits and perquisites detailed in the following table:

Benefit or Perquisite	Named Executives	Other Executives & Managers	All Eligible Full-Time Employees
Retirement[1], Saving and Stock Purchase Plans
Health and Welfare Benefits[2]
Deferred Compensation
Financial Planning
Executive Physicals
Security Services	CEO
Personal Use of Corporate Aircraft[3]

1 Pension provided to US-based eligible employees hired prior to Jan 1, 2005

2 Includes medical, dental, vision, group life insurance, business travel accident insurance, short – and long-term disability and work life and programs.

3 In limited circumstance, and approved by the CEO, other employees are permitted to use our corporate aircraft for personal purposes.

COMPENSATION DECISIONS FOR 2013

Gregory Q. Brown, Chairman and Chief Executive Officer

Mr. Brown’s total compensation reflects a challenging performance year in 2013 following strong performance in the prior two years. Mr. Brown’s total compensation increased in 2013 due to the above target payout under the 2011-2013 LRIP, larger stock option and restricted stock unit awards in 2013 based on 2012 performance, and lower total compensation in 2012 due to the absence of a completed LRIP cycle. Mr. Brown’s STIP payment was below target based on Company performance with no additional adjustment made to the amount based on his individual performance.

	ELEMENT	TARGET COMPENSATION	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
	BASE SALARY	$1,200,000	$1,200,000	In January 2013, the Committee and Board reaffirmed Mr. Brown’s base salary of $1,200,000 for 2013
	STIP AWARD	$2,640,000	$1,557,600	Eligible Earnings	x	Target	x	BPF	x	IPF	=	STIP Award
				$1,200,000		220%		0.59		1.0		$1,557,600
				While revenue growth was below plan, the Company achieved record EPS, cash flow, operating margin and backlog levels. Operating margin and ROIC were above the market median of our comparators. Mr. Brown also accelerated the development of key executive talent, as evidenced by internal promotions to the CFO and General Counsel roles, and the ongoing success of the CEO Leadership Forum.
	TOTAL CASH COMPENSATION	$3,840,000	$2,757,600
	LTI CASH PAYMENT (2011-2013 LRIP)	$3,000,000	$4,650,000	Base Salary	x	Target	x	TSR Payout Factor				= LRIP Award
				$1,200,000		250%		155%				$4,650,000
				Relative TSR rank of #4 resulted in 155% of target payout
LTI	2013-2015 LRIP	$3,000,000	–	Base Salary	x	Target	=	LRIP Target
				$1,200,000		250%		$3,000,000
				Payout based on relative TSR performance through 2015
	STOCK OPTIONS	$3,335,000	$3,334,996	Represents grant date fair value; actual value realized will be based on stock price when/if the vested options are exercised and when the vested RSUs are sold
	RSUS	$1,665,000	$1,572,805
	2013 TOTAL COMPENSATION[1]	$11,840,000	$12,315,401	Actual Total Compensation is listed in Summary Compensation Table

1 2013 Total Target Compensation excludes LTI cash payment for 2011-2013 LRIP which was included in 2011 target total compensation

30	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

Gino A. Bonanotte, Executive Vice President & Chief Financial Officer

Key Talent Management Actions Promoted from within to assume the Chief Financial Officer role

Mr. Bonanotte’s target compensation was adjusted twice in 2013. In August, when he was named Acting Chief Financial Officer, his base salary was increased to $365,000 and his STIP and LRIP targets remained unchanged at 65% and 40% respectively. At this time, he also received a $350,000 equity grant in recognition of his additional responsibilities as Acting CFO. In November, when Mr. Bonanotte was appointed Chief Financial Officer, he received an additional base salary increase to $525,000, a STIP target increase from 65% to 95% of base salary and prorated LRIP target increases to 150% (2013-2015 cycle), 115% (2012-2014 cycle) and 115% (2011-2013 cycle) for each of the respective open cycles at the time of his promotion. Although no additional equity grant was provided when Mr.Bonanotte was named CFO in November, an additional grant was made on March 10, 2014 to bring his compensation in line with peers.

	ELEMENT	TARGET COMPENSATION	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
	BASE SALARY	$525,000	$342,607	In April 2013, Mr. Bonanotte received a base salary merit increase from $300,000 to $309,000. In August, the Committee approved a base salary increase to $365,000 when he was named Acting CFO. In November, the Committee approved a base salary increase to $525,000 when he was named CFO.
	STIP AWARD	$361,531	$139,200	Eligible Earnings	x	Target	x	BPF	x	IPF	=	STIP Award
				$342,607		68.86%		0.59		1.0		$139,200
				Mr. Bonanotte demonstrated an outstanding focus, as evidenced by strong working capital performance in Q4. He quickly and credibly engaged with our key investors and initiated significant talent movement within the Finance organization.
	TOTAL CASH COMPENSATION	$886,531	$481,807
	LTI CASH PAYMENT (2011-2013 LRIP)	$119,886	$185,823	Base Salary	x	Target	x	TSR Payout Factor				= LRIP Award
				$260,000		46.11%		155%				$185,823
				Relative TSR rank of #4 resulted in 155% of target payout
LTI	2013-2015 LRIP	$282,510	–	Base Salary	x	Target	=	LRIP Target
				$300,000		94.17%		$282,510
				Payout based on relative TSR performance through 2015
	STOCK OPTIONS[1]	$230,825	$243,742	Represents grant date fair value; actual value realized will be based on stock price when/if the vested options are exercised and when the vested RSUs are sold
	RSUs[1]	$342,475	$360,330
	2013 TOTAL COMPENSATION[2]	$1,742,341	$1,271,702	Actual Total Compensation is listed in Summary Compensation Table

1 Target and actual stock option and RSU amounts reflect value of annual and promotional equity

2 2013 Total Target Compensation excludes LTI cash payment for 2011-2013 LRIP which was included in 2011 target total compensation

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	31

Edward J. Fitzpatrick, Executive Vice President & Former Chief Financial Officer

Key Talent Management Actions No longer served as Chief Financial Officer as of August 2013

Mr. Fitzpatrick no longer served as Chief Financial Officer as of August 2013. To assist in an orderly transition of the CFO position, Mr. Fitzpatrick continued as an Executive Vice President through and after December 2013. When Mr. Fitzpatrick separates from the Company in 2014, he will be entitled to receive severance benefits under the terms of the Company’s plans and arrangements available to senior executive officers. The pay actions described below reflect those made while Mr. Fitzpatrick remained in the CFO position.

	ELEMENT	TARGET COMPENSATION	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
	BASE SALARY	$600,000	$597,711	In January 2013, the Committee approved a base salary increase from $565,000 to $600,000 as a market adjustment
	STIP AWARD	$570,000	$335,000	Eligible Earnings	x	Target	x	BPF	x	IPF	=	STIP Award
				$597,711		95%		0.59		1.0		$335,000
				Mr. Fitzpatrick served as Chief Financial Officer until August 2013, and worked to ensure a smooth transition to his successor, Mr. Bonanotte, during the remainder of the year.
	TOTAL CASH COMPENSATION	$1,170,000	$932,711
	LTI CASH PAYMENT (2011-2013 LRIP)	$675,000	$1,046,250	Base Salary	x	Target	x	TSR Payout Factor				= LRIP Award
				$450,000		150%		155%				$1,046,250
				Relative TSR rank of #4 resulted in 155% of target payout
LTI	2013-2015 LRIP	$649,750	–	Base Salary	x	Target	=	LRIP Target
				$565,000		115%		$649,750
				Payout based on relative TSR performance through 2015
	STOCK OPTIONS	$833,917	$833,910	Represents grant date fair value; actual value realized will be based on stock price when/if the vested options are exercised and when the vested RSUs are sold
	RSUS	$416,333	$393,281
	2013 TOTAL COMPENSATION[1]	$3,070,000	$3,206,152	Actual Total Compensation is listed in Summary Compensation Table

1 2013 Total Target Compensation excludes LTI cash payment for 2011-2013 LRIP which was included in 2011 target total compensation

32	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

Mark F. Moon, Executive Vice President & President Sales & Product Operations

Key Talent Management Actions Assumed expanded responsibilities for Product Operations

Mr. Moon assumed increased responsibilities for Product Operations in January 2013. Mr. Moon’s additional responsibilities were taken into account for pay action decisions in 2013 that were designed to move Mr. Moon toward a more competitive market position. These pay actions included a 10.6% base salary increase and a 33% increase to his target total long-term incentive. No change was made to his STIP target which remained at 95% of base salary. All pay actions described below reflect decisions based on Mr. Moon’s expanded role.

	ELEMENT	TARGET COMPENSATION	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
	BASE SALARY	$625,000	$621,096	In January 2013, the Committee approved a base salary increase from $565,000 to $625,000 as a market adjustment to reflected increased responsibilities
	STIP AWARD	$656,250	$327,100	Eligible Earnings	x	Target	x	BPF	x	IPF	=	STIP Award
				$621,096		105%		0.59		0.85		$327,100
				While Mr. Moon successfully integrated the sales and product organizations and overall backlog was higher, our revenue plans were missed.
	TOTAL CASH COMPENSATION	$1,281,250	$948,196
	LTI CASH PAYMENT (2011-2013 LRIP)	$427,500	$662,625	Base Salary	x	Target	x	TSR Payout Factor				= LRIP Award
				$450,000		95%		155%				$662,625
				Relative TSR rank of #4 resulted in 155% of target payout
LTI	2013-2015 LRIP	$791,000	–	Base Salary	x	Target	=	LRIP Target
				$565,000		140%		$791,000
				Payout based on relative TSR performance through 2015
	STOCK OPTIONS	$1,073,203	$1,073,199	Represents grant date fair value; actual value realized will be based on stock price when/if the vested options are exercised and when the vested RSUs are sold
	RSUS	$535,797	$506,086
	2013 TOTAL COMPENSATION[1]	$3,681,250	$3,190,106	Actual Total Compensation is listed in Summary Compensation Table

1 2013 Total Target Compensation excludes LTI cash payment for 2011-2013 LRIP which was included in 2011 target total compensation

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	33

Michele A. Carlin, Senior Vice President, Human Resources & Communications

Key Talent Management Actions Assumed expanded responsibilities for Communications

Ms. Carlin assumed increased responsibilities for Communications in August 2013. The Committee determined no immediate adjustments to Ms. Carlin’s total target direct compensation were necessary, but will continue to monitor her competitive positioning given her increased responsibilities.

	ELEMENT	TARGET COMPENSATION	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
	BASE SALARY	$430,000	$430,000	In January 2013, the Committee reaffirmed Ms. Carlin’s base salary of $430,000 for 2013
	STIP AWARD	$322,500	$190,300	Eligible Earnings	x	Target	x	BPF	x	IPF	=	STIP Award
				$430,000		75%		0.59		1.0		$190,300
				Ms. Carlin drove our enterprise-wide focus on talent management, including our innovative approach to executive development, the CEO Leadership Forum. She also led the HR organization as it supported major workforce actions and restructurings, and represented the Company externally on HR issues, actively bringing the Company an “outside-in” perspective.
	TOTAL CASH COMPENSATION	$752,500	$620, 300
	LTI CASH PAYMENT (2011-2013 LRIP)	$332,000	$514,600	Base Salary	x	Target	x	TSR Payout Factor				= LRIP Award
				$415,000		80%		155%				$514,600
				Relative TSR rank of #4 resulted in 155% of target payout
LTI	2013-2015 LRIP	$365,500	–	Base Salary	x	Target	=	LRIP Target
				$430,000		85%		$365,000
				Payout based on relative TSR performance through 2015
	STOCK OPTIONS	$423,212	$423,209	Represents grant date fair value; actual value realized will be based on stock price when/if the vested options are exercised and when the vested RSUs are sold
	RSUS	$211,288	$199,559
	2013 TOTAL COMPENSATION[1]	$1,752,500	$1,757,668	Actual Total Compensation is listed in Summary Compensation Table

1 2013 Total Target Compensation excludes LTI cash payment for 2011-2013 LRIP which was included in 2011 target total compensation

34	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

Eduardo F. Conrado, Senior Vice President, Marketing & IT

Key Talent Management Actions Assumed expanded responsibilities for Information Technology

Mr. Conrado assumed increased responsibilities for Information Technology in January 2013. Mr. Conrado’s additional responsibilities were taken into account for pay action decisions in 2013, with limited actions necessary due to Mr. Conrado’s already strong target total compensation positioning relative to market. The only change made at the time was a 25% increase to Mr. Conrado’s target total long-term incentive. No change was made to his STIP target which remained at 75% of base salary. All pay actions described below reflect decisions based on Mr. Conrado’s expanded role.

	ELEMENT	TARGET COMPENSATION	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
	BASE SALARY	$425,000	$424,346	In January 2013, the Committee approved a base salary increase from $415,000 to $425,000 as a market adjustment
	STIP AWARD	$318,750	$187,800	Eligible Earnings	x	Target	x	BPF	x	IPF	=	STIP Award
				$424,346		75%		0.59		1.0		$187,800
				Mr. Conrado established an innovative strategic framework for reinventing the Company’s information technology organization, and aligned key programs and resources toward its execution. He is also an outstanding representative for the Company, engaging in ideation with other companies and thought leaders and bringing those ideas back into the Company.
	TOTAL CASH COMPENSATION	$743,750	$612,146
	LTI CASH PAYMENT (2011-2013 LRIP)	$192,500	$298,375	Base Salary	x	Target	x	TSR Payout Factor				= LRIP Award
				$350,000		55%		155%				$298,375
				Relative TSR rank of #4 resulted in 155% of target payout
LTI	2013-2015 LRIP	$269,750	–	Base Salary	x	Target	=	LRIP Target
				$415,000		65%		$269,750
				Payout based on relative TSR performance through 2015
	STOCK OPTIONS	$487,077	$487,070	Represents grant date fair value; actual value realized will be based on stock price when/if the vested options are exercised and when the vested RSUs are sold
	RSUS	$243,173	$229,697
	2013 TOTAL COMPENSATION[1]	$1,743,750	$1,627,288	Actual Total Compensation is listed in Summary Compensation Table

1 2013 Total Target Compensation excludes LTI cash payment for 2011-2013 LRIP which was included in 2011 target total compensation

Eugene A. Delaney, Former Executive Vice President

Key Talent Management Actions Retired from Motorola Solutions in June 2013.

Mr. Delaney announced his planned retirement from the Company in January 2013. Accordingly, pay actions made in 2013 reflect Mr. Delaney’s anticipated retirement and reflect no base pay or STIP target adjustments and elimination of his participation in the 2013-2015 LRIP cycle. Payments made in connection with his retirement are disclosed in the Summary Compensation Table and the section titled Termination of Employment and Change in Control Arrangements.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	35

OTHER COMPENSATION POLICIES AND PRACTICES

Stock Ownership Guidelines

To ensure strong alignment of our senior management with the interests of our stockholders, the Company maintains stock ownership guidelines for our senior executives, including each of our NEOs. Our stock ownership requirements are expressed as a multiple of base salary as shown below:

Executive Group	Multiple of Base Salary
Chairman and Chief Executive Officer	6x
Executive Vice Presidents and Executive Committee Members	3x
Senior Vice Presidents	2x
Corporate Vice Presidents	1x

Executives subject to the guidelines must meet their ownership requirement within five years from the date they first become subject to their applicable ownership requirement. Executives who do not meet their stock ownership requirement within five years must hold 100% of net shares acquired (net of tax withholding) on the exercise of stock options and the vesting of RSUs until compliance with the stock ownership requirement is achieved.

Shares counted toward guideline achievement include directly owned shares and unvested RSUs.

The Committee reviews compliance with the ownership guidelines annually. In the Committee’s last review, it was determined that all NEOs had met their stock ownership requirement, other than Mr. Bonanotte who became subject to his new 3x stock ownership requirement when he was promoted to Executive Vice President and Chief Financial Officer and will have until November 15, 2018, to comply with the guidelines.

Change In Control (“CIC”) Plans

The Company maintains the Senior Officer CIC Severance Plan (the “New CIC Severance Plan”), which was approved by our Board in January 2011 and superseded our Legacy Senior Officer CIC Severance Plan (the “Legacy CIC Severance Plan”) for all participants on February 1, 2014. The New CIC Severance Plan covers our NEOs (except for Mr. Brown, whose employment agreement contains change in control provisions) and our other senior executives. The Board considers the maintenance of an effective and stable management team essential to protecting and enhancing the value of the Company for the benefit of our stockholders. To that end, we recognize that the possibility of a change in control may exist and that this possibility, and the uncertainty and questions it may raise for our senior executives, may result in the distraction, and potential departure, of senior management employees to the detriment of the Company and our stockholders. The change in control provisions help to encourage the continued attention and dedication of our senior management to their assigned duties without the distraction that may arise from the possibility of a change in control event.

The New CIC Severance Plan will expire on February 1, 2015, at which time the Committee will consider whether or not to recommend to the Board to adopt a new plan. The New CIC Severance Plan employs a “double trigger” in order for severance benefits to be paid, meaning both a change in control event must occur and an executive must be involuntarily terminated without “cause” or the executive must leave for “good reason” within 24 months following the change in control.

The table below highlights key provisions of the New CIC Severance Plan. For a detailed description of the New CIC Severance Plan and the Legacy CIC Severance Plan, please refer to the section Change in Control Arrangements in this Proxy Statement.

CIC Provision	New CIC Severance Plan
Eligibility	Executive and Senior Vice Presidents
CIC Cash Severance Multiple	Two times base salary and target bonus
Medical Benefit Continuation	Two years
Excise Tax Gross-Up	None. Participants receive “best net” after-tax position of either participant’s paying the excise tax or a reduction in severance benefits to a level that eliminates the imposition of excise tax

36	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

Recoupment of Incentive Compensation Awards Upon Restatement of Financial Results

If, in the opinion of the independent directors of the Board, the Company’s financial results require restatement due to the misconduct by one or more of the Company’s executive officers (including the NEOs), the independent directors may seek a number of remedies, all of which are subject to a number of conditions including (i) whether the executive officer engaged in the intentional misconduct, (ii) whether the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, and (iii) whether the incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded. The independent directors shall review whether to require one or more remedies by directing the Company to recover all or a portion of any incentive compensation received by the executive as a result of the misconduct, as well as cancel all or a portion of the outstanding equity-based awards held by the executive (commonly referred to as a “clawback” policy). In addition, the independent directors may also seek to recoup any gains realized by the executive with respect to their equity-based awards, including exercised stock options and vested RSUs, regardless of when they were issued.

Impact of Favorable Accounting and Tax Treatment on Compensation Program Design

Favorable accounting and tax treatment of the various elements of our total compensation program is an important, but not the sole, consideration in its design. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and certain other highly compensated executive officers (together, the “covered officers”) to $1,000,000 annually, unless such compensation qualifies as performance-based compensation. Our short-term and long-term incentive programs have been designed to qualify as performance-based compensation. In particular, in order to satisfy the Section 162(m) qualification requirements, under our 2006 Plan, each year the Committee allocates an incentive pool equal to 5% of our consolidated operating earnings to the covered officers under our STIP. Once the amount of the pool and the specific allocations are determined at the end of the year, the Committee can apply “negative discretion” to reduce (but not increase) the amount of any award payable from the incentive pool to the covered officers, as determined by the amount payable to each covered officer based on the STIP performance criteria and actual results.

For 2013, the Committee exercised this discretion to reduce the value of the awards payable under the incentive pool to the value of each such covered officer’s 2013 STIP award. The Committee reserves the right to provide for compensation to executive officers that may not be deductible pursuant to Section 162(m).

Securities Trading Policy

Executives and certain other employees, including our NEOs, may not engage in any transaction in which they may profit from short-term speculative swings in the value of our securities. Our securities trading policy is applicable to all employees and is designed to ensure compliance with all applicable insider trading rules.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	37

COMPENSATION AND LEADERSHIP COMMITTEE REPORT

THE FOLLOWING REPORT OF THE COMPENSATION AND LEADERSHIP COMMITTEE ON EXECUTIVE COMPENSATION AND RELATED DISCLOSURE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Through the 2013 Annual Meeting, Director David W. Dorman was the Chair of the Compensation and Leadership Committee (the “Committee”). At the Annual Board Meeting following the 2013 Annual Meeting, Kenneth C. Dahlberg was named the Chair of the Committee and Mr. Dorman no longer served on the Committee. William J. Bratton served on the Committee until his resignation from the Board on December 10, 2013, and Bradley E. Singer served as a member of the Committee. Because Anne R. Pramaggiore joined the Committee on March 10, 2014, following approval by the Committee of the 2013 compensation actions, she did not review the Compensation Discussion and Analysis.

The Committee, other than Ms. Pramaggiore, has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A and incorporated by reference into Motorola Solutions’ 2013 Annual Report on Form 10-K.

Respectfully submitted,

Kenneth C. Dahlberg, Chairman

Bradley E. Singer

COMPENSATION AND LEADERSHIP COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Director David W. Dorman served on and was the Chair of the Committee from January 1 to May 6, 2013. Kenneth C. Dahlberg served on the Committee throughout 2013, and was named Chair of the Committee on May 7, 2013. William J. Bratton served on the Committee throughout 2013 until his resignation from the Board on December 10, 2013, and Bradley E. Singer served on the Committee from March 19 through the end of 2013. No member of the Committee was, during the fiscal year ended December 31, 2013, an officer, former officer, or employee of the Company or any of our subsidiaries. We did not have any compensation committee interlocks in 2013.

38	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

NAMED EXECUTIVE OFFICER COMPENSATION

2013 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus ($) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)		Total ($) (j)
Gregory Q. Brown Chairman and Chief Executive Officer
	2013	1,200,000	0	1,572,805	3,334,996	6,207,600	0	306,530		12,621,931
	2012	1,200,000	0	1,263,716	2,667,993	3,370,000	21,352	1,802,112		10,325,173
	2011	1,200,000	0	8,674,602	15,095,318	4,100,000	15,188	243,944		29,329,052
Gino A. Bonanotte Executive Vice President and Chief Financial Officer
	2013	342,607	0	360,330	243,742	325,023	0	17,200		1,288,902
Edward J. Fitzpatrick Executive Vice President and Former Chief Financial Officer(6)
	2013	597,711	0	393,281	833,910	1,381,250	0	20,675		3,226,827
	2012	561,462	0	157,934	333,499	600,000	41,380	23,900		1,718,175
	2011	512,500	0	1,290,697	1,936,068	555,000	26,603	21,138		4,342,006
Mark F. Moon Executive Vice President and President, Sales & Product Operations
	2013	621,096	0	506,086	1,073,199	989,725	0	25,506		3,215,612
	2012	561,462	0	379,081	800,392	680,000	100,264	27,270		2,548,469
	2011	512,500	0	1,263,943	1,895,987	700,000	71,483	53,745		4,497,658
Michele A. Carlin Senior Vice President, Human Resources and Communications
	2013	430,000	0	199,559	423,209	704,900	0	19,700		1,777,368
	2012	428,673	0	126,328	266,797	365,000	0	22,000		1,208,798
	2011	415,000	112,500	776,673	996,304	430,000	0	16,050		2,746,527
Eduardo F. Conrado Senior Vice President, Marketing and IT
	2013	424,346	0	229,697	487,070	486,175	0	25,813		1,653,101
Eugene A. Delaney Former Executive Vice President(7)
	2013	308,942	0	0	0	783,401	446,871	647,091	(8)	2,186,305
	2012	593,231	0	252,704	533,594	720,000	1,405,091	22,900		3,527,520
	2011	575,000	0	1,007,109	1,510,688	845,000	677,995	3,232,377		7,848,169

(1)	Salary includes amounts deferred pursuant to salary reduction arrangements under the 401(k) Plan.
(2)	The amounts in columns (e) and (f) reflect the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 8, “Share-Based Compensation Plans and Other Incentive Plans” in the Company’s Form 10-K for the fiscal year ended December 31, 2013.
(3)	In 2013, the amounts in column (g) consist of awards earned by eligible NEOs at that time under the 2013 STIP and the 2011-2013 LRIP. Earned payments in column (g) during fiscal year 2013 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Fitzpatrick	Mr. Moon	Ms. Carlin	Mr. Conrado	Mr. Delaney
2013 STIP	$1,557,600	$139,200	$335,000	$327,100	$190,300	$187,800	$173,162
2011-2013 LRIP	4,650,000	185,823	1,046,250	662,625	514,600	298,375	610,239

TOTAL	$6,207,600	$325,023	$1,381,250	$989,725	$704,900	$486,175	$783,401

The amount listed as “2013 STIP” for Mr. Delaney represents the alternate STIP payment awarded to Mr. Delaney pursuant to the Company’s Legacy Amended and Restated Executive Severance Plan. In 2012 and 2011, the amounts in column (g) consist of awards earned by eligible NEOs at that time under the Annual Incentive Plan (the “AIP”), under which our annual cash incentives for NEOs were paid prior to 2013; there were no payments under any LRIP in 2012 or 2011.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	39

(4)	The amounts in column (h) represent the aggregate change in present value of the respective officer’s benefits under all pension plans. If the aggregate change in value of benefits under all pension plans was negative, the value is reflected as $0. A summary of the specific values for each period are set forth below:

		CHANGE IN PRESENT VALUE OF BENEFIT
NEO	Period	Pension Plan	General Instrument Pension Plan	Motorola Elected Officers Supplementary Retirement Plan	Total
Gregory Q. Brown	Dec. 31, 2012 to Dec. 31, 2013	($12,282)	N/A	N/A	($12,282)
	Dec. 31, 2011 to Dec. 31, 2012	$21,352	N/A	N/A	$21,352
	Dec. 31, 2010 to Dec. 31, 2011	$15,188	N/A	N/A	$15,188
Gino A. Bonanotte	Dec. 31, 2012 to Dec. 31, 2013	($76,221)	N/A	N/A	($76,221)
Edward J. Fitzpatrick	Dec. 31, 2012 to Dec. 31, 2013	($23,501)	($3,263)	N/A	($26,764)
	Dec. 31, 2011 to Dec. 31, 2012	$34,436	$6,944	N/A	$41,380
	Dec. 31, 2010 to Dec. 31, 2011	$24,094	$2,509	N/A	$26,603
Mark F. Moon	Dec. 31, 2012 to Dec. 31, 2013	($62,906)	N/A	N/A	($62,906)
	Dec. 31, 2011 to Dec. 31, 2012	$100,264	N/A	N/A	$100,264
	Dec. 31, 2010 to Dec. 31, 2011	$71,483	N/A	N/A	$71,483
Michele A. Carlin	Dec. 31, 2012 to Dec. 31, 2013	N/A	N/A	N/A	N/A
Eduardo F. Conrado	Dec. 31, 2012 to Dec. 31, 2013	($67,132)	N/A	N/A	($67,132)
Eugene A. Delaney	Dec. 31, 2012 to Dec. 31, 2013(1)	$1,197	N/A	($373,810)	($372,613)(1)
	Dec. 31, 2011 to Dec. 31, 2012	$128,510	N/A	$1,093,224	$1,221,734
	Dec. 31, 2010 to Dec. 31, 2011	$89,381	N/A	$588,614	$677,995

(1)	Mr. Delaney also had $446,871 in earnings on nonqualified deferred compensation in excess of the threshold for above-market earnings established pursuant to SEC rules.

(5)	The amounts in column (i) for 2013 consist of perquisite costs for personal use of Company aircraft, security system installation and monitoring, guest attendance at Company events, costs for financial planning and Company matching contributions to the 401(k) Plan. The incremental cost to the Company for any personal use of Company aircraft is calculated by multiplying the number of hours an NEO travels in a particular plane by the direct cost per flight hour per plane. Direct costs include fuel, maintenance, labor, parts, loading and parking fees, catering and crew. Specific perquisites applicable to each NEO are identified below by an “X”. Where such perquisite exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for such officer, the dollar amount is given.

NEO	Personal Aircraft Use	Security System Installation and Monitoring	Financial Planning	Guest Attendance at Company Events	401K Plan Match	Executive Physical
Gregory Q. Brown	$273,734	X	X	X	X	X
Gino A. Bonanotte			X		X
Edward J. Fitzpatrick			X		X	X
Mark F. Moon			X	X	X
Michele A. Carlin			X		X
Eduardo F. Conrado			X	X	X	X
Eugene A. Delaney			X		X	X

(6)	Effective August 14, 2013, Mr. Fitzpatrick, Executive Vice President and Chief Financial Officer, no longer served as Chief Financial Officer or principal financial officer. To assist in the orderly transition of the Chief Financial Officer position, Mr. Fitzpatrick continued as an Executive Vice President through December 31, 2013. Upon Mr. Fitzpatrick’s separation from the Company in 2014, he will be entitled to receive severance benefits under the terms of the Company’s compensatory and benefit plans and arrangements available to senior executive officers.

(7)	Mr. Delaney retired from the Company at the end of June 2013.

(8)	The amount in column (i) for Mr. Delaney, in addition to amounts attributable to financial planning, 401K Plan Match and Executive Physical referenced in note (5) above, also includes $595,000 of severance and perquisites of $25,000 in outplacement services and a nominal retirement gift.

40	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

GRANTS OF PLAN-BASED AWARDS IN 2013

					Estimated Future Payouts Under Non-Equity Incentive Plan Award			All Other Stock Awards: Number of Shares of Stock or Units (#)(1) (i)		All Other Option Awards: Number of Securities Underlying Options (#)(2) (j)		Exercise or Base Price of Option Awards ($/Sh)(3) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Type	Award Date	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
Gregory Q. Brown	STIP		1/1/2013	(4)	0	2,640,000	5,174,399	–		–		–	–
	LRIP		1/1/2013	(5)	750,000	3,000,000	6,000,000	–		–		–	–
	RSUs	5/13/2013	5/13/2013		–	–	–	29,642	(6)	–		–	1,572,805
	Options	5/13/2013	5/13/2013		–	–	–	–		362,894	(7)	56.17	3,334,996
Gino A. Bonanotte	STIP		1/1/2013	(4)	0	235,930	462,422	–		–		–	–
	LRIP		1/1/2013	(5)	70,628	282,510	565,020	–		–		–	–
	RSUs	5/6/2013	5/13/2013		–	–	–	3,671	(8)	–		–	194,783
	RSUs	8/14/2013	8/14/2013		–	–	–	3,032	(8)	–		–	165,547
	Options	5/6/2013	5/13/2013		–	–	–	–		7,161	(8)	56.17	68,746
	Options	8/14/2013	8/14/2013		–	–	–	–		16,040	(8)	57.71	174,996
Edward J. Fitzpatrick	STIP		1/1/2013	(4)	0	567,826	1,112,938	–		–		–	–
	LRIP		1/1/2013	(5)	162,438	649,750	1,299,500	–		–		–	–
	RSUs	5/13/2013	5/13/2013		–	–	–	7,412	(6)	–		–	393,281
	Options	5/13/2013	5/13/2013		–	–	–	–		90,741	(7)	56.17	833,910
Mark F. Moon	STIP		1/1/2013	(4)	0	652,150	1,278,215	–		–		–	–
	LRIP		1/1/2013	(5)	197,750	791,000	1,582,000	–		–		–	–
	RSUs	5/13/2013	5/13/2013		–	–	–	9,538	(6)	–		–	506,086
	Options	5/13/2013	5/13/2013		–	–	–	–		116,779	(7)	56.17	1,073,199
Michele A. Carlin	STIP		1/1/2013	(4)	0	322,500	632,100	–		–		–	–
	LRIP		1/1/2013	(5)	91,375	365,500	731,000	–		–		–	–
	RSUs	5/13/2013	5/13/2013		–	–	–	3,761	(6)	–		–	199,559
	Options	5/13/2013	5/13/2013		–	–	–	–		46,051	(7)	56.17	423,209
Eduardo F. Conrado	STIP		1/1/2013	(4)	0	318,259	623,788	–		–		–	–
	LRIP		1/1/2013	(5)	67,438	269,750	539,500	–		–		–	–
	RSUs	5/13/2013	5/13/2013		–	–	–	4,329	(6)	–		–	229,697
	Options	5/13/2013	5/13/2013		–	–	–	–		53,000	(7)	56.17	487,070
Eugene A. Delaney	STIP		1/1/2013	(4)	0	293,495	575,251	–		–		–	–

(1)	In the aggregate, the RSUs described in this table represent approximately 0.024% of the total shares of Common Stock outstanding on January 31, 2014. RSUs granted on or after May 1, 2006 are not eligible for dividend equivalent rights. Each of these RSU awards were granted under the 2006 Plan. All RSUs entitle the holder to acquire shares of Common Stock and were valued at the fair market value at the time of the grant. The fair market value for all equity award grants on or after July 28, 2011 is defined as the closing price for a share of our Common Stock on the date of grant less a discount for the dividends not paid on the RSUs.
(2)	In the aggregate, the options described in this table are exercisable for approximately 0.272% of the total shares of Common Stock outstanding on January 31, 2014. Each of these option awards were granted under the 2006 Plan. All options entitle the holder to acquire shares of Common Stock at the exercise price determined on the grant date. The options carry the right to elect to have shares withheld upon exercise and/or to deliver previously-acquired shares of Common Stock to satisfy tax-withholding requirements. Options may be transferred to family members or certain entities in which family members have an interest. These options expire at the end of ten years; however, they could expire or be cancelled earlier in certain situations.
(3)	The exercise price of option awards is based on the fair market value of our Common Stock at the time of grant, which is the closing price for a share of our Common Stock on the date of grant.
(4)

These grants are made pursuant to the STIP for the 2013 plan year and are payable in cash. The STIP is the Company’s annual pay-for-performance bonus plan that is based upon a formula that combines Company performance and individual performance. For a detailed discussion of the STIP, including the targets and plan mechanics, see Compensation

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	41

Discussion and Analysis. Threshold payouts assume the minimum individual performance factor of 0.0. Target payouts assume individual and business performance factors of 1.0. Maximum payouts assume the maximum individual and business performance factors of 1.4. Awards under the STIP for NEOs are determined using their base pay and individual incentive target percentages for the plan year.
(5)	These grants are for the 2013-2015 LRIP. Awards under the 2013-2015 LRIP cycle are determined in dollars but, at the discretion of the Compensation and Leadership Committee, may be paid in cash or Common Stock. For a discussion of the LRIP, including the targets and plan mechanics, see Compensation Discussion and Analysis. The amounts under Threshold assume the minimum performance level necessary to generate an award was achieved. If final cycle performance is below the minimum performance level at the end of the three-year cycle, awards will be reduced to $0. The amounts under Target assume the target level of performance is achieved. The amounts under Maximum will be payable if Motorola Solutions’ three-year total shareholder return ranks first amongst the peer companies.
(6)	The restrictions on the RSUs lapse in three equal installments, each lapse date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 13, 2013, and (b) the first, second and third anniversary of the grant date. The average closing price for the fifteen days ending December 31, 2013 was greater than 15% of the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 13, 2013; therefore the restrictions will lapse in three substantially equal installments on the first, second, and third anniversaries of the grant date.
(7)	These options vest in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 13, 2013, and (b) the first, second and third anniversary of the grant date. The average closing price for the fifteen days ending December 31, 2013 was greater than 15% of the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 13, 2013; therefore the options will vest in three substantially equal installments on the first, second, and third anniversaries of the grant date.
(8)	The restrictions on the RSUs lapse and the options vest in three equal installments on the first, second and third anniversary of the grant date.

42	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

	Option Awards						Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (Vested) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (Unvested) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1) (h)

Gregory Q. Brown	5/4/2004	84,815	(2)	0		–		68.48	5/4/2014	2/1/2011	37,132	(3)	2,506,410
	5/3/2005	95,235	(2)	0		–		64.98	5/3/2015	2/22/2011	39,503	(4)	2,666,453
	5/3/2006	83,331	(2)	0		–		89.26	5/3/2016	5/2/2012	25,949	(5)	1,751,558
	4/5/2007	95,235	(2)	0		–		73.88	4/5/2017	5/13/2013	29,642	(6)	2,000,835
	1/31/2008	–		–		53,915	(7)	55.91	1/31/2018
	8/27/2008	552,521	(8)	0		–		40.33	8/27/2018
	8/27/2008	134,297	(9)	0		–		40.33	8/27/2018
	5/7/2009	270,826	(10)	0		–		26.13	5/7/2019
	5/5/2010	264,635	(11)	0		–		28.86	5/5/2020
	2/1/2011	443,852	(12)	221,926	(12)	–		39.02	2/1/2021
	2/22/2011	32,325	(13)	16,164	(13)	–		38.04	2/22/2021
	2/22/2011	314,265	(13)	157,133	(13)	–		38.04	2/22/2021
	5/2/2012	0		281,731	(14)	–		51.33	5/2/2022
	5/13/2013	0		362,894	(15)	–		56.17	5/13/2023
TOTAL		2,371,337		1,039,848		53,915					132,226		8,925,256
Gino A. Bonanotte	2/22/2011	0		9,628	(11)	–		38.04	2/22/2021	2/22/2011	2,113	(11)	142,628
	5/2/2012	0		4,274	(11)	–		51.33	5/2/2022	5/2/2012	2,435	(11)	164,363
	5/13/2013	0		7,161	(11)	–		56.17	5/13/2023	5/13/2013	3,671	(11)	247,793
	8/14/2013	0		16,040	(11)	–		57.71	8/14/2023	8/14/2013	3,032	(11)	204,660
TOTAL		0		37,103							11,251		759,444
Edward J. Fitzpatrick	1/12/2000	5,986	(2)	0		–		170.17	1/12/2015	2/22/2011	11,311	(11)	763,493
	5/4/2004	3,193	(2)	0		–		68.48	5/4/2014	5/2/2012	2,162	(16)	145,935
	5/3/2005	2,618	(2)	0		–		64.98	5/3/2015	5/13/2013	7,412	(6)	500,310
	5/3/2006	4,761	(2)	0		–		89.26	5/3/2016
	5/13/2013	0		90,741	(15)	–		56.17	5/13/2023
TOTAL		16,558		90,741							20,885		1,409,738
Mark F. Moon	5/6/2008	8,214	(2)	0		–		43.10	5/6/2018	2/22/2011	8,448	(11)	570,240
	2/2/2009	23,808	(17)	0		–		19.07	2/2/2019	5/3/2011	2,213	(11)	149,378
	5/7/2009	21,428	(2)	0		–		26.13	5/7/2019	5/2/2012	5,190	(16)	350,325
	5/5/2010	20,088	(11)	0		–		28.86	5/5/2020	5/13/2013	9,538	(6)	643,815
	2/22/2011	76,996	(11)	38,499	(11)	–		38.04	2/22/2021
	5/3/2011	20,847	(11)	10,424	(11)	–		45.19	5/3/2021
	5/2/2012	28,423	(18)	56,846	(18)	–		51.33	5/2/2022
	5/13/2013	0		116,779	(15)	–		56.17	5/13/2023
TOTAL		199,804		222,548							25,389		1,713,758
Michele A. Carlin	7/28/2008	26,904	(2)	0		–		29.74	7/28/2018	2/22/2011	5,821	(11)	392,918
	5/7/2009	10,714	(2)	0		–		26.13	5/7/2019	5/2/2012	1,730	(16)	116,775
	11/10/2009	23,808	(11)	0		–		37.18	11/10/2019	5/13/2013	3,761	(6)	253,868
	5/5/2010	32,999	(11)	0		–		28.86	5/5/2020
	2/22/2011	53,051	(11)	26,526	(11)	–		38.04	2/22/2021
	5/2/2012	9,474	(18)	18,949	(18)	–		51.33	5/2/2022
	5/13/2013	0		46,051	(15)	–		56.17	5/13/2023
TOTAL		156,950		91,526							11,312		763,561
Eduardo F. Conrado	5/6/2008	2,678	(2)	0		–		43.10	5/8/2018	2/22/2011	3,733	(11)	251,978
	5/7/2009	1,786	(2)	0		–		26.13	5/7/2019	7/25/2011	1,470	(11)	99,225
	6/12/2009	1,853	(17)	0		–		28.27	6/12/2014	5/2/2012	1,298	(16)	87,615
	5/5/2010	2,534	(11)	0		–		28.86	5/5/2020	5/13/2013	4,329	(6)	292,208
	2/22/2011	34,025	(11)	17,013	(11)	–		38.04	2/22/2021
	7/25/2011	14,113	(11)	7,058	(11)	–		45.36	7/25/2021
	5/2/2012	7,105	(18)	14,212	(18)	–		51.33	5/2/2022
	5/13/2013	0		53,000	(15)	–		56.17	5/13/2023
TOTAL		64,094		91,283							10,830		731,026
Eugene A. Delaney	1/31/2000	27,939	(2)	0		–		164.77	1/31/2015	2/22/2011	2,942	(19)	198,585
	5/4/2004	79,826	(2)	0		–		68.48	5/4/2014		144	(19)	9,720
TOTAL		107,765		0							3,086		208,305

(1)	Market value in column (h) is based on the closing price of our Common Stock on December 31, 2013 of $67.50 per share.
(2)	The grant vests in four equal annual installments commencing on the first anniversary of the grant date.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	43

(3)	The grant of restricted stock vests in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 10% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately following the Separation, or (b) the first, second and third anniversary of the grant date. The performance measure was met as of March 30, 2011; therefore the installments will vest on the first, second and third anniversaries of the grant date. The amount includes 1,538 shares accrued as a dividend equivalent right in connection with the quarterly dividends.
(4)	The restrictions lapse in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 10% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on February 22, 2011, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of April 5, 2011; therefore the restrictions will lapse on the first, second and third anniversaries of the grant date.
(5)	The restrictions lapse in one installment on the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 2, 2012, and (b) the third anniversary of the grant date. The performance measure was met as of January 22, 2013; therefore the restrictions will lapse on the third anniversary of the grant date.
(6)	The restrictions lapse in three equal installments, each lapse date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 13, 2013, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of December 31, 2013; therefore the restrictions will lapse on the first, second and third anniversaries of the grant date.
(7)	161,745 options were granted to Mr. Brown on January 31, 2008. 53,915 of these options expired on each of January 31, 2011 and January 31, 2013, as the vesting conditions were not met. The remaining 53,915 options vest if the closing price of our Common Stock meets or exceeds $96.60 for ten trading days out of any thirty consecutive trading days from February 1, 2008 until January 31, 2015.
(8)	The grant vested in three equal annual installments with the first installment having vested on July 31, 2009.
(9)	The grant of SARs vested in three equal annual installments with the first installment having vested on July 31, 2009.
(10)	The grant of options vests in three equal installments on the later of: (a) (1) separation into two independent, publicly traded companies, or (2) announcement by the Company to not effect a separation; or (b) each of May 7, 2010, 2011 and 2012, respectively. The first installment vested upon the Separation and the last two tranches vested on May 7, 2011 and May 7, 2012.
(11)	The grant vests in three equal annual installments commencing on the first anniversary of the grant date.
(12)	The grant of options vests in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 10% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately following the Separation, or (b) the first, second and third anniversary of the grant date. The performance measure was met as of March 30, 2011; therefore the installments will vest on the first, second and third anniversaries of the grant date.
(13)	The 48,489 options and 471,398 stock-settled SARs will vest in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 10% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on February 22, 2011, or (b) the first, second and third anniversary of the grant date. The performance measure was met as of April 5, 2011; therefore the installments will vest on the first, second and third anniversaries of the grant date.
(14)	These options vest in one installment on the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 2, 2012, and (b) the third anniversary of the grant date. The performance measure was met as of January 22, 2013; therefore the options will vest on the third anniversary of the grant date.
(15)	These options vest in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 13, 2013, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of December 31, 2013; therefore the installments will vest on the first, second and third anniversaries of the grant date.
(16)	The restrictions lapse in three equal installments, each lapse date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 2, 2012, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of January 22, 2013; therefore the restrictions will lapse on the first, second and third anniversaries of the grant date.
(17)	The grant vests in two equal annual installments commencing on the first anniversary of the date of the grant.
(18)	These options vest in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 2, 2012, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of January 22, 2013; therefore the installments will vest on the first, second and third anniversaries of the grant date.
(19)	The amount shown is the pro-rata portion of the grant that vests after the 409A delayed delivery period passes, the remaining amount of the award was forfeited when Mr. Delaney retired.

OPTION EXERCISES AND STOCK VESTED IN 2013

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (2) (e)
Gregory Q. Brown (3)	23,282	$660,908	150,604	8,907,929
Gino A. Bonanotte	14,978	308,966	6,900	412,765
Edward J. Fitzpatrick	264,642	7,607,532	23,701	1,414,656
Mark F. Moon	-	-	17,818	1,054,590
Michele A. Carlin	4,761	197,439	17,954	1,042,769
Eduardo F. Conrado	-	-	8,432	495,104
Eugene A. Delaney	466,221	13,901,098	25,760	1,515,782

(1)	The “Value Realized on Exercise” is computed by determining the difference between the market price of the underlying securities at exercise and the exercise or base price of the options and multiplying such number by the number of options exercised.

44	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

(2)	The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the market closing price of the underlying shares on the vesting date. When an award vests on a non-trading day, the most recent previous market closing price is used for the purpose of this calculation.
(3)	Number of shares acquired on vesting includes shares of restricted stock and RSUs accrued pursuant to dividends and dividend equivalent rights.

NONQUALIFIED DEFERRED COMPENSATION IN 2013

The Motorola Solutions Management Deferred Compensation Plan (the “Deferred Compensation Plan”) previously allowed eligible executive participants the opportunity to defer portions of their base salary and annual cash incentive compensation and thereby defer taxes. Effective January 1, 2008, because of low participation, the Deferred Compensation Plan was closed to new deferrals. Effective June 1, 2013, the Deferred Compensation Plan was amended and restated to allow eligible executive participants, including the NEOs, to defer portions of their base salary and cash incentive compensation otherwise payable in 2014. Motorola Solutions provides 100% matching contributions up to 4% of eligible compensation deferred above IRS qualified plan limits ($260,000 in 2014), not to exceed $50,000 in the case of the NEOs. The plan is not intended to provide for the payment of above-market or preferential earnings on compensation deferred under the plan; however, as described below and pursuant to SEC rules, all above-market earnings on nonqualified deferred compensation in 2013 are shown below. Of the NEOs, only Mr. Delaney participated in the plan in 2013, and each of the NEOs has elected to participate in the plan in 2014.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Eugene A. Delaney	–	–	$520,069	–	$2,387,380

(1)	For Mr. Delaney, of the $520,069 in earnings, $446,871 was deemed above-market earnings, based on the performance of the funds elected in advance by the participant (as described below); for above-market earnings on nonqualified deferred compensation, see the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the 2013 Summary Compensation Table.

The amounts reported in the “Aggregate Earnings in Last FY” column in the table above represent all earnings on nonqualified deferred compensation in 2013. The portion of earnings reported as “above-market earnings” in the 2013 Summary Compensation Table in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represents the amount in excess of 3.92% (120% of the applicable federal rate threshold established for 2013 pursuant to SEC rules).

The Deferred Compensation Plan uses the following funds as the index for calculating investment returns on a participant’s deferrals. The investment fund choices mirror the fund choices available in the Motorola Solutions 401(k) Plan (with the exception of the Motorola Solutions stock fund, which was closed on December 31, 2013). The participant’s deferrals into the Deferred Compensation Plan are deemed to be invested in one or more of these funds, as per the participant’s election. The participant does not actually own any shares of the investment funds he/she selects.

Fund Offering	Investment Classification	1-Year Annualized Average Rate of Return on December 31, 2013
* Short-Term Investment Fund	Money Market	0.17%
* Short-Term Bond Fund	Short-Term Bond	0.42%
* Long-Term Bond Fund	Long-Term Bond	(2.16)%
* Balanced Fund I	Moderate Allocation	16.65%
* Balanced Fund II	Moderate Allocation	21.83%
* Large Company Equity Fund	Large Cap Blend	32.44%
* Mid-Sized Company Equity Fund	Mid Cap Blend	33.66%
* Small Company Equity Fund	Small Cap Blend	39.11%
* International Equity Fund	Foreign Large Blend	23.12%

Changes to distribution elections must be filed at least 12 months in advance of a previously elected payment start date. Any change will require that the payment start date be at least five years later than the previously elected payment start date. Hardship withdrawals are available, but no other nonscheduled withdrawals are available. Termination payments cannot be earlier than six months after separation from service, except in the event of death or, possibly, a change in control of the Company.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	45

RETIREMENT PLANS

Our defined benefit pension plans were offered to pension-eligible employees (including NEOs) hired before January 1, 2005. We offered the Motorola Solutions Pension Plan (the “Pension Plan”), a qualified pension plan with two different benefit formulas. We also offered two nonqualified plans, the Motorola Solutions Supplemental Pension Plan (the “MSPP”) and the Elected Officer Supplementary Retirement Plan (the “SRP”) to highly compensated employees whose qualified pension plan benefits were reduced by annual salary limits imposed by the IRS. No NEOs currently participate in the MSPP. Effective January 1, 2000, no additional officers were eligible for participation in the SRP. Effective January 1, 2005, newly-hired employees were no longer eligible to participate in the Pension Plan or the MSPP. As of January 1, 2008, employees in the Pension Plan not yet vested, became vested after three years of service. Effective March 1, 2009, all future benefit accruals and compensation increases under the Pension Plan, the MSPP, and the SRP automatically ceased for all individuals who were participants in those plans as of February 28, 2009. However, active participants continue to earn vesting credit towards their Pension Plan benefit on and after March 1, 2009, if not already fully vested.

The Company also maintains a defined contribution 401(k) plan, which permits employee pre-tax deferrals and provides for a discretionary employer matching contribution.

Pension Plan: Traditional and Portable Pension Plan Formulas

The Pension Plan contains two benefit formulas, referred to as the Traditional Plan and the Portable Plan. The Traditional Plan formula provides an annual pension annuity benefit based on the participant’s average earnings and the participant’s benefit service, offset by the participant’s estimated Social Security benefit at age 65. The Traditional Plan formula is calculated either based on “final average earnings” and estimated Social Security benefit as of December 31, 2007, or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit (both “earnings” definitions are described below). The Traditional Plan formula consists of (1) for service from 1978 through 1987, (a) the sum of (i) 40% of the first $20,000 of the applicable average earnings, plus (ii) 35% of applicable average earnings in excess of $20,000, multiplied by (b) a fraction whose numerator is the number of months of service during that period and whose denominator is 420, plus (2) for service after 1987, 75% of applicable average earnings, multiplied by a fraction whose numerator is the number of months of service after 1987 (not exceeding 420) and whose denominator is 420, minus (3) 50% of the participant’s projected primary annual Social Security benefit at age 65 (or the participant’s later retirement age (including any delayed retirement credits or similar adjustments)) multiplied by a fraction whose numerator is the number of months of benefit service after 1977 (not exceeding 420) and whose denominator is 420.

The Portable Plan formula provides a lump-sum pension benefit based on the participant’s average earnings, and a “benefit percentage” determined by the participant’s vesting service and the participant’s benefit service. The Portable Plan also calculates a benefit based on “final average earnings” as of December 31, 2007 or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit. The Portable Plan formula consists of (1) applicable average earnings multiplied by the participant’s cumulative benefit percentage, which cumulative benefit percentage is based on benefit service earned on or after July 1, 2000 and vesting service (where a participant’s benefit percentage is determined as follows: 4% for each year of benefit service earned while the participant has five (5) or fewer years of vesting service, plus 5% for each year of benefit service earned while the participant has more than five (5) but less than ten (10) years of vesting service, plus 6% for each year of benefit service earned while the participant has more than ten (10) but less than fifteen (15) years of vesting service, plus 7% for each year of benefit service earned while the participant has more than fifteen (15) years of vesting service), plus (2) the participant’s Traditional Plan benefit as of June 30, 2000 (if applicable) converted to a lump-sum based on the participant’s age and the interest rate in effect for the year of payment.

A participant’s “final average earnings” are his/her average earnings for the five (5) years of his/her highest pay during the last ten (10) calendar years (including years he/she did not work a complete year) of the participant’s employment with the Company. A participant’s “modified average earnings” are: (1) the sum of (a) his/her average earnings for the five (5) (or fewer if hired after 2002) years of his/her highest pay during the ten (10) calendar years before January 1, 2008, plus (b) his/her earnings during all years after 2007 in which he/she participated in the Pension Plan, divided by (2) the sum of (a) the number of years of the participant’s benefit service under the Pension Plan prior to January 1, 2008, up to a maximum of five (5) years (or fewer, if less than five); plus (b) the participant’s total years of participation in the Pension Plan for all years after 2007. Eligible earnings include regular earnings, commissions, overtime, lump sum merit pay, participant contributions to the 401(k) Plan and other pre-tax plans, and incentive pay with respect to the period January 1, 2000 to February 3, 2002. After February 3, 2002, incentive pay was excluded from the definition of eligible compensation.

Elected Officers Supplementary Retirement Plan

The Company has historically maintained the SRP for certain elected officers. Since January 1, 2000, no additional officers have been eligible for participation in the SRP. Mr. Delaney was the sole participant in the SRP and he fully vested in his SRP benefit in 2011. At the time of vesting, the Company made a contribution to the trust for that plan. The purpose of that contribution was to enable the trust to make payments of the benefits under the SRP due to Mr. Delaney after his retirement, which occurred in June 2013. Federal and state tax laws require that the participant include in income the amount of any contribution in the year it was made even though the participant receives no cash in connection with such contribution or any payments from the retirement plan. Because the participant receives no cash yet incurs a significant income tax liability, the Company believes that it is appropriate to reimburse the participant so that he is not paying additional taxes as a result of a contribution.

46	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

Mr. Delaney was reimbursed for such a tax liability in 2011. This has been the Company’s policy with respect to all participants in the SRP, of which Mr. Delaney was the last participant. All distributions under the SRP were paid in 2013 and the SRP was terminated by the Board as of December 31, 2013.

General Instrument Corporation Pension Plan and Supplemental Executive Retirement Plan

The Company acquired General Instrument Corporation in January of 2000. The General Instrument Corporation Pension Plan (the “GI Pension Plan”), frozen on December 31, 2000, provides a pension annuity benefit based on the participant’s benefit service, average monthly compensation and excess monthly compensation. Mr. Fitzpatrick is the only NEO who participated in the GI Pension Plan.

401(k) Plan

The Motorola Solutions 401(k) Plan provides a dollar-for-dollar matching contribution each pay period on employee pre-tax contributions up to the first 4% of eligible compensation. Employees are permitted to contribute up to 30% of eligible compensation on a pre-tax basis and up to 20% of eligible compensation as after-tax contributions, subject to IRS limits. On January 26, 2012, the Compensation and Leadership Committee of the Board authorized amendments to the 401(k) Plan to add a discretionary matching contribution, which shall be determined annually by a group comprised of certain Company officers and/or their designees, and to provide that the Motorola Solutions Stock Fund would be maintained in the 401(k) Plan until no later than December 31, 2013, at which time, if not before, the independent fiduciary would liquidate any remaining investments in the Motorola Solutions Stock Fund. The Motorola Solutions Stock Fund was closed on December 31, 2013 and all investments were liquidated by January 17, 2014.

PENSION BENEFITS IN 2013

Assumptions described in Note 7, “Retirement Benefits” in the Company’s Form 10-K for the fiscal year ended December 31, 2013 are also used below and incorporated by reference.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Gregory Q. Brown	Portable Pension Plan	6 Yrs 2 Months	$93,550	$0
Gino A. Bonanotte	Traditional Pension Plan	21 Years	452,127
Edward J. Fitzpatrick	Portable Pension Plan(2)	11 Years	141,866	0
Mark F. Moon	Portable Pension Plan	23 Yrs 7 Months	401,391	0
Michele A. Carlin	Not Eligible	N/A	0	0
Eduardo F. Conrado	Traditional Pension Plan	16 Yrs 7 Months	363,718	0
Eugene A. Delaney	Portable Pension Plan Elected Officer Supplementary Retirement Plan	30 Yrs 8 Months 30 Yrs 8 Months	0 0	720,080 4,465,503

(1)	When Motorola Solutions acquires a company, it does not credit or negotiate crediting years of service for the purpose of benefit accruals or augmentation. In certain circumstances, prior service may count toward eligibility and vesting service. None of the NEOs are eligible to participate in the MSPP.
(2)	In connection with the Company’s acquisition of General Instrument Corporation in January of 2000, Mr. Fitzpatrick’s benefits under the GI Pension Plan were frozen as of December 31, 2000 at $3,404 and are included in the amounts listed in column (d).

EMPLOYMENT CONTRACTS

Employment Agreement with Gregory Q. Brown

On August 27, 2008, the Company entered into an employment agreement (the “original employment agreement”) with Gregory Q. Brown, then the Co-Chief Executive Officer of the Company and Chief Executive of the Company’s Broadband Mobility Solutions business and a member of the Board. The original employment agreement memorialized Mr. Brown’s existing base salary of $1,200,000, an annual bonus target of not less than 220% of salary, a long-range incentive award target of not less than 350% of base salary for 2008 and 250% thereafter, and a 2008 special bonus target. The original employment agreement had an initial three-year term, with automatic one-year renewals absent a notice of non-renewal. As previously disclosed on December 17, 2008, Mr. Brown voluntarily decided to forego any 2008 annual or special bonus under the Motorola Incentive Plan. The original employment agreement was amended on December 15, 2008 and May 28, 2010 (the original employment agreement, together with the amendments, are collectively referred to as the “employment agreement”).

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	47

Under his employment agreement, in August 2008, Mr. Brown was granted 138,835 restricted stock units, 552,521 stock options and 134,297 stock appreciation rights (as adjusted for the separation of Motorola Mobility Holdings, Inc. in 2011 and the resulting 1-for-7 reverse stock split). Each of these contract awards vested ratably in three equal annual installments, on July 31, 2009, 2010 and 2011. Pursuant to the employment agreement, Separation Event Stock Options worth $8,333,333 and Separation Event Restricted Stock worth $4,166,667 were to be granted following the successful Separation of the Mobile Devices business with a minimum market capitalization of at least $2 billion. Accordingly, on February 1, 2011, Mr. Brown received 665,778 Separation Event Options and 106,782 shares of Separation Event Restricted Stock, all of which vested ratably in three equal annual installments on February 1, 2012, 2013 and 2014 following achievement of the stock price appreciation hurdle on March 30, 2011, when the fifteen day closing average stock price of $42.36 exceeded the stock price appreciation hurdle of $42.22.

In the event of Mr. Brown’s termination of employment “without cause” or by Mr. Brown for “good reason,” Mr. Brown is entitled to: (1) accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses); (2) severance equal to two times (prior to a change in control) or three times (on or after a change in control) the sum of his base salary and target annual bonus; (3) a pro rata annual bonus based on actual performance during the year in which termination occurs; (4) two years (prior to a change in control) or three years (following a change in control) of medical insurance continuation; and (5) two years’ continued vesting of all outstanding equity awards (prior to a change in control) or accelerated vesting of all equity awards (following a change in control). In the event the Company terminates Mr. Brown’s employment for “cause” or Mr. Brown terminates employment without “good reason,” he is entitled only to accrued and unpaid base salary and vacation pay. In the event of a termination of employment due to death or disability, Mr. Brown is entitled to accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses) and vesting of all then unvested equity awards that are outstanding at the date of termination.

“Good reason” for Mr. Brown to terminate his employment and receive the above generally includes: (1) a reduction in salary, bonus targets, or benefits; (2) a failure to continue on the Board of Directors or negative change in reporting structure; (3) a relocation of employment beyond 50 miles of Schaumburg, Illinois; (4) the failure of the successor to what is now Motorola Solutions to assume the employment agreement; or (5) any other breach of the employment agreement.

During his employment term, Mr. Brown is eligible to participate in the health and welfare plan, perquisites, fringe benefits and other arrangements generally available to other senior executives; Mr. Brown is required to use the Company’s aircraft for business and personal travel pursuant to the Company’s security policy. Mr. Brown is not covered by the Company’s change in control severance plans. Previously, Mr. Brown was entitled to a gross up for excise taxes on excess parachute payments, subject to a 10% “cut-back” (in other words, change in control payments will be reduced below the Code Section 280G safe harbor if the total payments are less than 10% in excess of the Code Section 280G safe harbor). However, Mr. Brown’s employment agreement was amended on March 10, 2014 to remove the gross-up for excise taxes and to reduce the minimum annual bonus target to 150% effective in 2014.

Mr. Brown’s employment agreement contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions relating to the Company that apply during the employment period and the two-year period following termination of employment.

Separation Agreement with Eugene A. Delaney

On June 13, 2013, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Eugene A. Delaney in connection with his retirement from the Company. Pursuant to the Separation Agreement, the Company and Mr. Delaney agreed that in addition to the payments and benefits he is entitled to under the Company’s Legacy Amended and Restated Executive Severance Plan, in exchange for, and subject to Mr. Delaney’s compliance with the restrictive covenants referenced in Section 4 of such plan until the second anniversary of the date of his separation from the Company and his availability to provide business and technical expertise on a consultative capacity at the Company’s request, then Mr. Delaney would be entitled to receive a cash severance payment equal to $900,000 (the “Separation Payment”), payable in a single lump sum within 30 days following the first anniversary of the date of his separation from the Company. If, during the two year period following the date of Mr. Delaney’s separation from the Company Mr. Delaney engages in any conduct that contravenes his non-competition, non-solicitation, and other restrictive covenant obligations, then, in addition to all remedies and law and/or equity available to the Company, Mr. Delaney must repay 100% of the Separation Payment.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Change in Control Arrangements

On January 25, 2011, the Board approved and adopted the Company’s 2011 Senior Officer Change in Control Severance Plan (the “New CIC Severance Plan”), which is applicable to the NEOs, other than Mr. Brown. The New CIC Severance Plan became the Change in Control severance plan for all officers of the Company on February 1, 2014 who are at or above the level of Senior Vice President (“Senior Officers”) and who, as Senior Officers, have a Date of Termination (as defined in the New CIC Severance Plan) on or after February 1, 2014 in connection with a Change in Control. The New CIC Severance Plan replaced the Motorola Solutions, Inc. Legacy Senior Officer Amended and Restated Change in Control Severance Plan, as amended (the “Legacy CIC Severance Plan”), which was amended and restated on January 25, 2011, to reflect the closure of the Legacy CIC Severance Plan to new participants effective February 1, 2011 and the termination of the Legacy CIC Severance Plan as of January 31, 2014. The Legacy CIC Severance Plan was in effect on December 31, 2013, therefore the amounts in the Termination and Change in Control Tables for 2013 include Change in Control payments based on the Legacy CIC Severance Plan.

48	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

Generally the terms of the New CIC Severance Plan and the terms of the Legacy CIC Severance Plan are similar with key terms of each plan listed below:

CIC Provision	Legacy CIC Severance Plan	New CIC Severance Plan
Plan Life	Expired on January 31, 2014	Expires on February 1, 2015
Eligibility	Executives with the following titles as of January 31, 2011: • Executive Vice Presidents • Senior Vice Presidents • Corporate Vice Presidents

Newly elected or promoted executives with the following titles on or after February 1, 2011 (effective February 1, 2011) and executives eligible for the Legacy CIC Plan with the following titles (effective February 1, 2014):

•         Executive Vice Presidents

•        Senior Vice Presidents

CIC Cash Severance Multiple	Three times base salary and bonus	Two times base salary and bonus
Definition Of Severance Base Salary	The highest annual salary during the last three years	Current base salary
Definition Of Severance Bonus	The highest annual bonus received in the prior five full fiscal years	Current target annual bonus
Medical Benefit Continuation	Three years	Two years
Excise Tax Gross Up

If parachute payments do not exceed 110% of the total minimum amount of tax payments, known as the “Safe Harbor Amount”, then parachute payments are reduced to the Safe Harbor Amount and no excise tax gross up is payable.

If parachute payments do exceed 110% of the Safe Harbor Amount, then participant receives excise tax gross up payment.

None. In the event change in control benefits are subject to the excise tax under Section 4999 of the Code, either the participant will pay the excise taxes or the benefits will be cut back to an amount that eliminates imposition of the excise taxes, whichever option is more favorable to the participant on an after-tax basis.
Participant Advance Notification of Plan Amendment	Three years	One year

In particular, under the New CIC Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant terminates employment with the Company within two years subsequent to a Change in Control of the Company for “Good Reason” or if the participant’s employment with the Company is involuntarily terminated within two years subsequent to a Change in Control of the Company for any reason other than termination for “Cause,” Disability, death or normal retirement, or in the event of an anticipatory termination in connection with a Change in Control of the Company;

•

qualifying participants are entitled to receive a lump sum in cash (with limited exceptions) equal to their unpaid salary for accrued vacation days, accrued salary through the termination date and unpaid annual incentive or sales incentive bonuses for the preceding year;

•

qualifying participants are also entitled to receive a lump sum in cash equal to two times the participant’s base salary in effect on the termination date plus two times the participant’s target annual bonus or sales incentive bonus for the year in which termination occurs;

•	qualifying participants will also receive a pro rata target annual or sales incentive for the performance period (year, quarter or month) in which the termination occurs;

•	payments may be made at different times or in different formats depending on the application of Section 409A of the Code;

•

qualifying participants will also receive continued medical, dental and life insurance benefits for up to two years at the active employee premium rate, and two years of age and service credit for retiree medical eligibility; and

•

in the event a qualifying participant is subject to the excise tax under Section 4999 of the Code, either (a) the participant will pay all applicable Section 4999 excise taxes with respect to severance benefits (if such taxes apply) or (b) the severance benefits will be cut back to an amount that will not be subject to Section 4999 excise taxes, whichever option is more favorable to the participant on an after-tax basis.

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If a Change in Control occurs during the term, the New CIC Severance Plan continues for at least an additional two years from the Change in Control. On January 17, 2013 the Board amended and restated the New CIC Severance Plan to provide that the Executive Short Term Incentive Plan is covered by the New CIC Severance Plan. The New CIC Severance Plan may not be amended or terminated in a manner adverse to participants except upon one year’s advance written notice.

The New CIC Severance Plan, and its predecessor, the Legacy CIC Severance Plan, replaced individual agreements that the Company began providing in 1988. In addition to plans covering all of the Company’s officers, there are Change in Control protections for the general employee population under the Motorola Solutions, Inc. Involuntary Severance Plan. A previous stand-alone Change in Control severance plan for the general employee population was terminated in 2008.

In addition, except as otherwise determined by the Compensation and Leadership Committee at the time of the grant of an award, under the 2006 Plan, upon a Change in Control of the Company: all equity-based awards granted to employees, including our NEOs, become fully vested and exercisable; all performance goals are deemed achieved at target levels and all other terms and conditions met; all performance stock would be delivered as promptly as practicable; all performance units, restricted stock units and other units would be paid out as promptly as practicable; all annual management incentive awards would be paid out at target levels (or earned levels, if greater) and all other terms and conditions deemed met; and all other stock or cash awards would be delivered and paid. The value of this potential acceleration of awards is the same as the value disclosed for the LRIP, stock options and SARS, and Restricted Stock and RSUs under the Involuntary Termination Change in Control columns of the Termination and Change in Control Table for 2013. Such treatment (referred to herein as “Accelerated Treatment”) does not apply if and to the extent that such awards are assumed by the successor corporation (or parent thereof) or are replaced with awards that preserve the existing value of such awards at the time of the Change in Control and provide for subsequent payout in accordance with the same vesting schedule applicable to the original awards. With respect to any awards that are so assumed or replaced, such assumed or replaced awards shall provide for the Accelerated Treatment with respect to any employee, including an NEO who is involuntarily terminated (for a reason other than “Cause”) or quits for “Good Reason” within 24 months following the Change in Control.

Executive Severance Plan

The Company has maintained an executive severance plan for all elected officers and appointed vice presidents since October 1, 2008. On January 24, 2011, the Compensation and Leadership Committee approved and adopted the Company’s 2011 Executive Severance Plan (the “New Executive Severance Plan”). The New Executive Severance Plan is applicable to the NEOs, other than Mr. Brown, and is the Company’s severance plan for officers of the Company at or above the level of Vice President (“Vice Presidents”), with additional eligibility for certain participants as set forth therein. On that same date, the Compensation and Leadership Committee approved the amendment and restatement of the Motorola, Inc. Executive Severance Plan (as amended through September 1, 2010) in the form of the Motorola Solutions, Inc. Legacy Amended and Restated Executive Severance Plan (the “Legacy Executive Severance Plan”) to reflect the closure of the Motorola, Inc. Executive Severance Plan to new participants effective February 1, 2011 and the termination of the Legacy Executive Severance Plan as of January 31, 2014 (except to the extent needed to pay severance pay and benefit obligations under the Legacy Executive Severance Plan with respect to participants who terminated employment on or prior to that date).

50	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

Generally the terms of the New Executive Severance Plan and the terms of the Legacy Executive Severance Plan are similar with key terms of each plan listed below:

Executive Severance Provision	Legacy Executive Severance Plan	New Executive Severance Plan
Plan Term	Expired January 31, 2014	N/A
Eligibility	Executives with the following titles as of January 31, 2011: • Executive Vice Presidents • Senior Vice Presidents • Corporate Vice Presidents • Appointed Vice Presidents

Newly elected or promoted executives with the following titles on or after February 1, 2011 (effective February 1, 2011) and executives eligible for the Legacy CIC Plan with the following titles (effective February 1, 2014):

•        Executive Vice Presidents

•       Senior Vice Presidents

•       Corporate Vice Presidents

•        Appointed Vice Presidents

Qualifying Event	Executive must have a qualifying termination and such termination of employment constitutes a separation from service within the meaning of Section 409A of the Code, with execution of a general release
Severance Amount	• Appointed Vice President – 9 months base salary • Corporate Vice President and above – 12 months base salary
Definition of Severance Bonus	Pro rata STIP or AIP, as applicable, award based on actual business results for the year in which separation occurred and with an individual performance factor of 1.0, if applicable.
Medical Benefit Continuation	• Appointed Vice President – 9 months medical plan coverage • Corporate Vice President and above – 12 months medical plan coverage
Outplacement Services	Up to 12 months outplacement services
Financial Planning	Corporate Vice President and above – 12 months or April 30 of calendar year following year of separation
Participant Advance Notification of Plan Amendment	Three years	One year

In particular, under the New Executive Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant’s employment is terminated by the Company other than: (a) for total and permanent disability; (b) for “Cause”; (c) due to death; (d) if the participant accepts employment with another company in connection with a sale, lease, exchange, outsourcing arrangement or other asset transfer or transfer of any portion of a facility or all or any portion of a discrete organizational unit or business segment of the Company (or is offered employment under such circumstances with certain compensation and benefits that are comparable to those provided by the Company when new employment would become effective); or (e) if the termination of employment is followed by immediate or continued employment by the Company or an affiliate or subsidiary; or (f) if the participant terminates voluntarily for any reason;

•

qualifying participants who execute a prescribed release of claims, are not in breach of any covenants or other agreements with the Company, and comply with non-disparagement, confidentiality and other applicable covenants, are entitled to receive, in addition to accrued salary through the separation date, 12 months (or nine months in the case of appointed vice presidents) of base salary continuation and a pro rata annual bonus or pro rata sales incentive, whichever is applicable, for the performance period (year, month or quarter, as applicable) in which separation occurs;

•

qualifying participants would receive (a) 12 months (nine months in the case of appointed vice presidents) of continued medical plan coverage at the active employee premium rate, offset against the COBRA amount, (b) up to 12 months outplacement services, and (c) financial planning services for a subset of participants;

•

any severance pay and benefits paid under the New Executive Severance Plan are to be offset against any severance pay and benefits payable under the applicable Change in Control plan and/or other individual severance arrangements;

•

if a qualified participant receives a pro rata annual bonus or pro rata sales incentive under the New Executive Severance Plan, the participant is not to receive an annual bonus or sales incentive under any applicable plan for the same performance period; and

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	51

•

the Compensation and Leadership Committee, or in some circumstances its delegate, may, in its sole discretion, reduce, eliminate or otherwise adjust the amount of a qualifying participant’s severance pay and benefits, including any bonus or incentive.

If a Change in Control occurs, the New Executive Severance Plan continues for at least an additional two years from the Change in Control. On January 16, 2013, the Compensation and Leadership Committee amended and restated the New Executive Severance Plan to provide that the Executive Short Term Incentive Plan is covered by the New Executive Severance Plan. The New Executive Severance Plan may not be amended or terminated in a manner adverse to participants or potential participants except upon one year’s advance written notice or qualifying participants’ written consent. The Legacy Executive Severance Plan was in effect on December 31, 2013, therefore the amounts in the Termination and Change in Control Tables for 2013 include severance payments based on the Legacy Executive Severance Plan.

Termination and Change in Control Tables for 2013

The tables below outline the potential payments to our NEOs upon the occurrence of certain termination triggering events. For the purposes of the table, below are the standard definitions for the various types of termination, although exact definitions may vary by agreement and by person. Definitions follow the tables.

As required, the amounts included in the following tables reflect theoretical potential payouts based on the assumption that the applicable triggering event occurred on December 31, 2013. For each NEO other than Mr. Delaney, the columns included reflect the triggering events that were theoretically possible on December 31, 2013. For Mr. Delaney, the amounts shown reflect actual amounts paid or payable to him in connection with his retirement at the end of June 2013.

Gregory Q. Brown

Chairman and Chief Executive Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Good Reason	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$7,680,000	$0	$0	$0	$7,680,000	$11,520,000
Short-term Incentive(3)	1,557,600	0	1,557,600	0	1,557,600	1,557,600
Long-term Incentives
2013-2015 LRIP(3)	0	0	1,000,000	0	0	3,000,000
2012-2014 LRIP(3)	0	0	2,000,000	0	0	3,000,000
Stock Options and SARs (Unvested and Accelerated or Continued Vesting)(4)	20,146,770	0	20,717,836	0	20,146,770	20,717,836
Restricted Stock and Restricted Stock Units (Unvested and Accelerated or Continued Vesting)(4)	8,543,543	0	8,821,440	0	8,543,543	8,821,440
Benefits and Perquisites(5)(6)
Health and Welfare Benefits Continuation(7)	17,344	0	0	0	17,344	26,016
Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500
280G Tax Gross up(8)	0	0	0	0	0	0
TOTAL	$37,945,257	$16,500	$34,113,376	$0	$37,961,757	$48,659,392

52	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

Gino A. Bonanotte

Executive Vice President and Chief Financial Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Good Reason	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$0	$0	$0	$0	$525,000	$2,282,816
Short-term Incentive(3)	0	0	139,200	0	139,200	235,930
Long-term Incentives
• 2013-2015 LRIP(3)	0	0	94,170	0	0	282,510
• 2012-2014 LRIP(3)	0	0	129,099	0	0	193,648
• Stock Options (Unvested and Accelerated)(4)	0	0	590,906	0	289,739	590,906
• Restricted Stock Units (Unvested and Accelerated)(4)	0	0	759,420	0	237,533	759,420
Benefits and Perquisites(5)(6)
Health and Welfare Benefits Continuation(7)	0	0	0	0	13,933	41,798
Financial Planning Continuation	0	15,000	15,000	0	15,000	15,000
Outplacement Services	0	0	0	0	20,000	0
280G Tax Gross-up(8)	0	0	0	0	0	1,520,651
TOTAL	$0	$15,000	$1,727,795	$0	$1,240,405	$5,922,679

Edward J. Fitzpatrick

Executive Vice President and Former Chief Financial Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Good Reason	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$0	$0	$0	$0	$600,000	$3,600,000
Short-term Incentive(3)	0	0	335,000	0	335,000	567,826
Long-term Incentives
• 2013-2015 LRIP(3)	0	0	216,583	0	0	649,750
• 2012-2014 LRIP(3)	0	0	402,500	0	0	603,750
• Stock Options (Unvested and Accelerated)(4)	0	0	2,929,673	0	1,577,093	2,929,673
• Restricted Stock Units (Unvested and Accelerated)(4)	0	0	1,409,738	0	776,048	1,409,738
Benefits and Perquisites(5)(6)
Health and Welfare Benefits Continuation(7)	0	0	0	0	12,115	36,346
Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500
Outplacement Services	0	0	0	0	20,000	0
280G Tax Gross-up(8)	0	0	0	0	0	2,346,703
TOTAL	$0	$16,500	$5,309,994	$0	$3,336,756	$12,160,286

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	53

Mark F. Moon

Executive Vice President and President, Sales & Product Operations

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Good Reason	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$0	$0	$0	$0	$625,000	$3,975,000
Short-term Incentive(3)	0	0	384,769	0	384,769	652,150
Long-term Incentives
• 2013-2015 LRIP(3)	0	0	263,667	0	0	791,000
• 2012-2014 LRIP(3)	0	0	402,500	0	0	603,750
• Stock Options (Unvested and Accelerated)(4)	0	0	3,609,046	0	1,606,149	3,609,046
• Restricted Stock Units (Unvested and Accelerated)(4)	0	0	1,713,713	0	789,683	1,713,713
Benefits and Perquisites(5)(6)
Health and Welfare Benefits Continuation(7)	0	0	0	0	12,082	36,247
Financial Planning Continuation	0	15,000	15,000	0	15,000	15,000
Outplacement Services	0	0	0	0	20,000	0
280G Tax Gross-up(8)	0	0	0	0	0	2,770,381
TOTAL	$0	$15,000	$6,388,695	$0	$3,452,683	$14,166,287

Michele A. Carlin

Senior Vice President, Human Resources and Communications

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Good Reason	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$0	$0	$0	$0	$430,000	$2,580,000
Short-term Incentive(3)	0	0	190,300	0	190,300	322,500
Long-term Incentives
• 2013-2015 LRIP(3)	0	0	121,833	0	0	365,500
• 2012-2014 LRIP(3)	0	0	262,833	0	0	394,250
• Stock Options (Unvested and Accelerated)(4)	0	0	1,609,614	0	842,034	1,609,614
• Restricted Stock Units (Unvested and Accelerated)(4)	0	0	763,515	0	410,873	763,515
Benefits and Perquisites(5)(6)
Health and Welfare Benefits Continuation(7)	0	0	0	0	4,980	14,941
Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500
Outplacement Services (12 months)	0	0	0	0	6,800	0
280G Tax Gross-up(8)	0	0	0	0	0	1,590,404
TOTAL	$0	$16,500	$2,964,595	$0	$1,901,487	$7,657,224

54	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

Eduardo F. Conrado

Senior Vice President, Marketing and IT

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Good Reason	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$0	$0	$0	$0	$425,000	$2,610,000
Short-term Incentive(3)	0	0	187,800	0	187,800	318,259
Long-term Incentives
• 2013-2015 LRIP(3)	0	0	89,917	0	0	269,750
• 2012-2014 LRIP(3)	0	0	133,333	0	0	200,000
• Stock Options (Unvested and Accelerated)(4)	0	0	1,487,722	0	666,548	1,487,722
• Restricted Stock Units (Unvested and Accelerated) (4)	0	0	730,980	0	333,585	730,980
Benefits and Perquisites(5)(6)
Health and Welfare Benefits Continuation(7)	0	0	0	0	11,851	35,554
Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500
Outplacement Services	0	0	0	0	6,800	0
280G Tax Gross-up(8)	0	0	0	0	0	1,499,217
TOTAL	$0	$16,500	$2,646,252	$0	$1,648,084	$7,167,982

Eugene A. Delaney(10)

Former Executive Vice President

Executive Benefits and Payments Upon Termination(10)	Involuntary Termination
Not For Cause
Compensation
Severance(2)	$1,495,000
Short-term Incentive(3)	173,162
Long-term Incentives
• 2012-2014 LRIP(3)(10)	301,875
• Stock Options (Unvested and Accelerated)(4)	274,089
• Restricted Stock Units (Unvested and Accelerated)(4)	178,155
Health and Welfare Benefits Continuation(7)	7,910
Financial Planning Continuation	22,000
Outplacement Services (12 months)	25,000
TOTAL	$2,477,191

(1)	For purposes of this analysis, we assumed the NEOs’ compensation is as follows: Mr. Brown’s base salary is equal to $1,200,000, his short-term incentive target opportunity under the STIP is equal to 220% of base salary and his long-term incentive target opportunity under the 2013-2015 and 2012-2014 LRIP cycles is equal to 250% of cycle start salary. Mr. Bonanotte’s base salary is equal to $525,000, his short-term incentive target opportunity under the STIP is equal to 68.86% of actual earnings and his long-term incentive target opportunity under the 2013-2015 and 2012-2014 LRIP cycles is equal to 94.17% and 69.16% of cycle start salary, respectively. Mr. Fitzpatrick’s base salary is equal to $600,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2013-2015 and 2012-2014 LRIP cycles is equal to 115% and 115% of cycle start salary, respectively. Mr. Moon’s base salary is equal to $625,000, his short-term incentive target opportunity under the STIP is equal to 105% of base salary and his long-term incentive target opportunity under the 2013-2015 and 2012-2014LRIP cycles is equal to 140% and 115% of cycle start salary, respectively. Ms. Carlin’s base salary is equal to $430,000, her short-term incentive target opportunity under the STIP is equal to 75% of actual earnings and her long-term incentive target opportunity under the 2013-2015 and 2012-2014 LRIP cycles is equal to 85% and 95%of cycle start salary, respectively. Mr. Conrado’s base salary is equal to $425,000, his short-term incentive target opportunity under the STIP is equal to 75% of actual earnings and his long-term incentive target opportunity under the 2013-2015 and 2012-2014 LRIP cycles is equal to 65% and 50% of cycle start salary, respectively.
(2)	Under Involuntary Termination—Not for Cause, severance is generally calculated as 12 months of base salary pursuant to the Executive Severance Plan. For Mr. Brown, severance is calculated as two times base salary plus two times target STIP award, as further discussed in Employment Agreement with Gregory Q. Brown. Under Involuntary Termination—Change in Control, severance is calculated as three times base salary plus three times highest bonus during the five full years preceding the termination date pursuant to the Legacy Senior Officer Change in Control Severance Plan, and pursuant to Mr. Brown’s employment agreement is calculated as three times base salary plus three times target bonus in the year of termination. Actual severance payments may vary. For Mr. Delaney, severance includes $595,000 pursuant to the Executive Severance Plan and the $900,000 payment payable to in accordance with the terms of Mr. Delaney’s Separation Agreement. See Executive Severance Plan for further details, including a summary of new severance provisions applicable on a prospective basis.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	55

(3)	Assumes the effective date of termination is December 31, 2013 and that the payment is calculated pursuant to the terms and conditions of the applicable arrangement or plan; the payment under the 2013-2015 LRIP cycle is equal to one-third of the target award and the payment under the 2012-2014 LRIP cycle is equal to two-thirds of the target award for Total and Permanent Disability or Death and the full target award for Involuntary Termination-Change in Control. If the NEO does not meet the rule of retirement under the STIP (age 55 plus three years service) or under the LRIP (either age 55 plus 20 years service, age 60 plus 10 years service or age 65) on the effective date of termination, zeroes are entered under Voluntary Termination—Retirement. If an NEO has not met the applicable rule of retirement, he or she is not automatically entitled to a pro rata payment under the LRIP in the event of an Involuntary Termination—Not for Cause unless the LRIP cycle is in its final year at the time of termination.
(4)	Assumes the effective date of termination is December 31, 2013 and the price per share of Common Stock on the date of termination is $67.50 per share, the closing price of the Common Stock on December 31, 2013. If the NEO does not meet the rule of retirement, if applicable, under the equity plans (either age 55 plus 20 years of service, age 60 plus 10 years of service or age 65) on the effective date of termination, zeroes are entered under Voluntary Termination—Retirement. For Involuntary Termination—Not For Cause, the vesting for unvested RSUs granted on or after May 3, 2006 to August 1, 2009 is pro rata accelerated for full years of service from the grant date to the termination date. For RSUs granted on or after August 1, 2009, the vesting for unvested RSUs is pro rata accelerated for full months of service from the grant date to the termination date. For Mr. Brown, under Voluntary Termination—Good Reason and Involuntary Termination—Not For Cause, the unvested equity granted under his employment agreement accelerates immediately, with all other equity continuing to vest for a period of two years following termination. The value of dividend equivalent shares on Mr. Brown’s restricted shares is not included.
(5)	Payments associated with Benefits and Perquisites are limited to the items listed. No other benefits or perquisite continuation occurs under the termination scenarios listed that are not otherwise available to all regular U.S. employees.
(6)	See Nonqualified Deferred Compensation in 2013 for a discussion of nonqualified deferred compensation. There would be no further enhancement or acceleration upon a termination or change in control.
(7)	Health and Welfare Benefits Continuation is calculated as 12 months (except with respect to Mr. Brown, which was calculated as 24 months per his employment agreement) as provided in the Executive Severance Plan under Involuntary Termination—Not for Cause and as 36 months under Involuntary Termination—Change in Control.
(8)	If the “parachute payment” (severance plus the value of accelerated equity) is equal to or greater than three times the average W-2 reported compensation for the preceding five years, then an “excise tax” is imposed on the portion of the parachute payment that exceeds the average W-2 reported compensation for the preceding years. Per the Motorola Solutions, Inc. Legacy Senior Officer Amended and Restated Change in Control Severance Plan, which all the NEOs participated in other than Mr. Brown, an additional “gross up payment” equal to the value of the excise tax imposed will be paid, subject to a 10% “cut-back” (in other words, change in control payments will be reduced below the Code Section 280G safe harbor if the total payments are less than 10% in excess of the Code Section 280G safe harbor). These estimates do not take into account mitigation tax payments made in consideration of non-competition agreements or as reasonable compensation. The determination as to whether and when a “gross up payment” is required, the amount of the “gross up payment” and the assumptions to be utilized in arriving at such determination, will be made by the Company’s independent registered public accounting firm, currently KPMG LLP. On January 25, 2011, the Company adopted the 2011 Senior Officer Change in Control Severance Plan, which became effective on February 1, 2011 for newly hired or promoted senior officers eligible for such plan, and on February 1, 2014 for existing senior officers, including the NEOs other than Mr. Brown. The 2011 Senior Officer Change in Control Severance Plan provides that in the event an excise tax is applicable, then either the participant will pay all excise taxes or the severance benefits will be reduced to an amount that will not be subject to excise taxes, whichever is more favorable to the executive on an after-tax basis. Per Mr. Brown’s employment agreement as in effect on December 31, 2013, he is entitled to a gross up for excise taxes on excess parachute payments, subject to a 10% “cut-back” (in other words, change in control payments will be reduced below the 280G safe harbor if the total payments are less than 10% in excess of 280G safe harbor). On March 10, 2014, Mr. Brown’s employment agreement was amended to remove the gross-up for excise taxes.
(9)	Mr. Brown’s employment agreement and our Senior Officer Change in Control Severance Plans use a “double trigger.” In other words, in order for severance benefits to be “triggered,” (1) a change in control must occur, and (2) an executive must be involuntarily terminated for a reason other than “Cause” or must leave for “Good Reason” within 24 months following the change in control. Mr. Brown’s employment agreement has unique definitions of “Cause” and “Good Reason.”
(10)	Mr. Delaney retired from the Company at the end of June, 2013. All amounts shown are actual amounts paid, or payable in the case of the LRIP payment.

Definitions:

“Voluntary termination” means a termination initiated by the officer.

“Voluntary termination for Good Reason” occurs when, other than in connection with a Change in Control, employment is terminated by an officer for Good Reason.

“Good Reason” means (1) an officer is assigned duties materially inconsistent with his position, duties, responsibilities and status, or his duties are materially diminished, during the 90-day period immediately preceding a Change in Control, (2) his position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control, (3) his annual base salary or total annual compensation opportunity are materially reduced, (4) the Company requires regular performance of duties beyond a 50-mile radius from the officer’s current location, (5) the Company fails to obtain a satisfactory agreement from any successor to assume and perform the relevant plan, or (6) any other material breach of the relevant plan. In the case of Mr. Brown, “Good Reason” also means (1) a failure to continue on the Board of Directors or a negative change in reporting structure, (2) Mr. Brown is not the sole Chief Executive Officer of Motorola Solutions on and after September 1, 2011, or (3) the failure of the successor to what is now Motorola Solutions to assume his employment agreement.

“Voluntary termination—Retirement” means, apart from any pension plan or STIP, for purposes of the 2006 Plan and the Motorola Solutions Long Range Incentive Plan, retirement after reaching age 55 with at least 20 years of service, or age 60 with at least 10 years of service, or age 65; for purposes of the STIP, retirement after reaching age 55 with 3 years of service; and for purposes of the Motorola Elected Officer Supplementary Retirement Plan, retirement after reaching age 60 (early retirement age for an unreduced benefit) or age 57 for a reduced benefit retirement, if applicable.

“Involuntary Termination—Total and Permanent Disability” means termination of employment following entitlement to long-term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan, or a determination of a permanent and total disability under a state workers compensation statute.

56	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

“Involuntary Termination—For Cause” means termination of employment following any misconduct identified as a ground for termination in the Motorola Solutions Code of Business Conduct, or the human resources policies, or other written policies or procedures, including among other things, conviction for any criminal violation involving dishonesty, fraud or breach of trust or willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company.

“Involuntary Termination—Not for Cause” means termination of employment for reasons other than “For Cause,” Change in Control as defined below, death, Retirement or Total and Permanent Disability as defined above.

“Involuntary Termination for Change in Control” occurs when, at any time (1) following a Change in Control and, assuming equity awards are not suitably replaced by a successor, prior to the second anniversary of a Change in Control or (2) during the 12 months prior to a Change in Control but after such time as negotiations or discussions that ultimately lead to a Change in Control have commenced, employment is terminated (a) involuntarily for any reason other than Cause, death, Disability or retirement under a mandatory retirement policy of the Company or any of its Subsidiaries or (b) by the officer after the occurrence of an event giving rise to Good Reason. For purposes of this definition, “Cause” means (1) conviction of any criminal violation involving dishonesty, fraud or breach of trust or (2) willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company, and “Disability” means a condition such that the officer by reason of physical or mental disability becomes unable to perform his normal duties for more than 180 days in the aggregate (excluding infrequent or temporary absence due to ordinary transitory illness) during any 12 month period.

“Change in Control” (as used in the prior definition of “Involuntary Termination for a Change in Control”) shall be deemed to have occurred if (1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the Company, and no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of the Company’s securities by either of the foregoing), (2) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have, directly or indirectly, at least a 65% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any such transaction with entities in which the holder of Common Stock, directly or indirectly, have at least 65% ownership interest, (3) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (4) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	57

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity compensation plan information as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Motorola Solutions stockholders	14,274,984 (2)(3)(4)	$78.92	23,465,791	(5)
Equity compensation plans not approved by Motorola Solutions stockholders(6)	1,657	$74.82	0
Total	14,276,641	$78.91	23,465,791

(1)	The weighted-average exercise price does not include outstanding restricted or deferred stock units.
(2)	Includes shares subject to outstanding options granted under the 2006 Plan and prior stock incentive plans no longer in effect for new grants.
(3)	Includes an aggregate of 3,689,603 restricted or deferred stock units that have been granted or accrued pursuant to dividend equivalent rights under the 2006 Plan and prior stock incentive plans which are no longer in effect for new grants. Each restricted or deferred stock unit is intended to be the economic equivalent of one share of Common Stock. It does not include 1,090 restricted stock units which provide by their terms for cash settlement.
(4)	Includes 259,796 shares subject to outstanding stock appreciation rights (“SARs”) granted under the 2006 Plan (“2006 Plan SARs”) but does not include 4,568 SARs granted under prior stock incentive plans that are no longer in effect for new grants (“Prior SARs”). These SARs enable the recipient to receive, for each SAR granted, a settlement amount equal to the excess of the fair market value of one share of Common Stock on the date the SAR is exercised over the fair market value of one share of Common Stock on the date the SAR was granted. The settlement amount for the Prior SARs may only be paid in cash. No security is issued upon the exercise of these Prior SARs. The settlement amount of the 2006 Plan SARs is payable in shares of Common Stock. The 259,796 shares subject to the 2006 Plan SARs assumes the exercise of 605,695 2006 Plan SARs on December 31, 2013 at $67.50, the closing price of the Common Stock on December 31, 2013.
(5)	Of these shares: (i) 3,025,394 shares remain available for future issuance under the Motorola Solutions Employee Stock Purchase Plan of 1999, as amended; and (ii) an aggregate of 20,440,397 shares remain available for future issuance under the 2006 Plan. In addition to stock options, other equity benefits which may be granted under the 2006 Plan are SARs, restricted stock, restricted stock units, deferred stock units, performance shares and other stock awards. In addition, at the discretion of the Compensation and Leadership Committee, shares of Common Stock may be issued under the 2006 Plan in payment of awards under the Company’s long-range incentive plans.
(6)	The Company’s non-stockholder approved plan is the Motorola Compensation/Acquisition Plan of 2000 (the “C/A Plan”), under which no further grants may be made. Since its inception, the major purposes of the C/A Plan were to grant awards: (i) to persons newly hired by the Company, and (ii) in connection with the acquisition of businesses. Otherwise, grants were generally made by the Company under the Company’s stockholder approved incentive plans. Awards could not be made under the C/A Plan to directors or executive officers of the Company. The C/A Plan is more fully described below.

Compensation/Acquisition Plan of 2000

The C/A Plan was initially adopted on November 7, 2000 by the Board. Upon the adoption of the 2006 Plan, no further grants may be made under the C/A Plan. The C/A Plan provided that awards could be granted to employees of the Company and its subsidiaries who were not executive officers or directors of the Company, in connection with its recruiting and retention efforts. From its inception, the major purposes of the C/A Plan were to grant awards: (i) to persons newly hired by the Company, and (ii) in connection with the acquisition of businesses. The C/A Plan permitted the granting of stock options, stock appreciation rights, restricted stock and restricted stock units, performance stock, performance units and other stock awards. Options to acquire shares are the only awards outstanding under the C/A Plan, and all such awards are fully vested and exercisable.

Each option granted has an exercise price of 100% of the market value of the Common Stock on the date of grant. Generally, options under the C/A Plan expire ten years from the date of grant and vest and become exercisable in 25% increments over four years.

58	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

The Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Services provided to the Company and its subsidiaries by KPMG in fiscal years 2012 and 2013 are described under Audit Committee Matters—Independent Registered Public Accounting Firm Fees.

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate governance.

Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will have the opportunity to respond to appropriate questions from stockholders.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE RATIFICATION OF KPMG LLP.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	59

AUDIT COMMITTEE MATTERS

THE FOLLOWING “REPORT OF AUDIT COMMITTEE” AND RELATED DISCLOSURE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF AUDIT COMMITTEE

The Audit Committee (the “Committee”) operates pursuant to a written charter that was amended and restated by the Board as of October 17, 2013. A copy of the Committee’s current charter is available at www.MotorolaSolutions.com/investor. The responsibilities of the Committee include assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. The Committee also appoints and retains the independent registered public accounting firm.

On February 10, 2014, the Board determined that each member of the Committee was independent within the meaning of relevant NYSE listing standards, SEC rules and the Motorola Solutions, Inc. Director Independence Guidelines. The Board also determined that (1) Ms. Lewent, Mr. Singer and Dr. White are each an “audit committee financial expert” as defined by SEC rules, whose expertise has been attained through relevant experience as discussed in “2014 Director Nominees,” and (2) each member of the Committee is “financially literate.”

The Committee fulfills its responsibilities through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. During 2013, the Committee met 10 times. The Committee schedules its meetings with a view toward ensuring that it devotes appropriate attention to all of its tasks. During certain of these meetings, the Committee meets privately with the independent registered public accounting firm, the chief financial officer, the director of internal audit, the chief ethics officer, the chief legal counsel and, from time-to-time, other members of management. Outside of formal meetings, Committee members had telephone calls to discuss important matters with management and the independent registered public accounting firm. The Committee also obtains a review, of the nature described in Statement on Auditing Standards (SAS) No. 100, from the independent registered public accounting firm containing the results of their review of the interim financial statements.

Throughout the year, the Committee monitors matters related to the independence of KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm. As part of its monitoring activities, the Committee reviews the relationships between the independent registered public accounting firm and the Company. After reviewing the relationships and discussing them with management, the Committee discussed KPMG’s overall relationship with the Company, as well as their objectivity and independence. Based on its review, the Committee is satisfied with the auditors’ independence.

KPMG also has confirmed to the Committee in writing, as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding KPMG’s communications with the Committee concerning independence, that, in its professional judgment, it is independent of the Company under all relevant professional and regulatory standards.

The Committee also discussed with management, the internal auditors and the independent registered public accounting firm, the quality and adequacy of the Company’s internal controls and the internal audit function’s management, organization, responsibilities, budget and staffing. The Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all matters required by the standards of the PCAOB, including those described in SAS No. 114, “Communication With Audit Committees,” as amended. With and without management present, the Committee discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements. The Committee also discussed the results of the internal audit examinations. The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2013 with management and the independent registered public accounting firm. Management has the responsibility for the preparation and integrity of the Company’s consolidated financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

The Committee also reviewed management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 and the report of the Company’s independent registered public accounting firm on the effectiveness of internal control over financial reporting as of December 31, 2013. Management is responsible for maintaining adequate internal control over financial reporting and for

60	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

its assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm has the responsibility for auditing the effectiveness of internal control over financial reporting and expressing an opinion thereon based on their audit. Based on the above-mentioned review and discussions with management and the Company’s independent registered public accounting firm, the Committee recommended to the Board that management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 and the report of our independent registered public accounting firm be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

As specified in the Audit Committee Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Committee has relied on: (1) management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and (2) the reports of the Company’s independent registered public accounting firm with respect to such consolidated financial statements.

Respectfully submitted,

Judy C. Lewent, Chair

Kenneth C. Dahlberg

Bradley E. Singer

John A. White

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

KPMG served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2013 and December 31, 2012 and is serving in such capacity for the current fiscal year. The Audit Committee appoints and engages the independent registered public accounting firm annually. The decision of the Audit Committee is based on auditor qualifications and performance on audit engagements.

Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Fees Billed by KPMG

The aggregate fees billed by KPMG for professional services to the Company were $5.9 million in 2013 and $6.4 million in 2012. The fees in connection with the audit of the Company’s annual financial statements, the audit of internal control over financial reporting, the review of the Company’s quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements are listed below under “Audit Fees.” The fees for assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, are listed below under “Audit-Related Fees.” Finally, the fees billed by KPMG for tax services, which primarily related to multi-national transfer pricing and tax services, are listed below under “Tax Fees.”

The following table further summarizes fees billed to the Company by KPMG during 2013 and 2012.

(In millions)	2013	2012
Audit Fees	$5.4	$5.1
Audit-Related Fees	$0.4	$0.9
Tax Fees
International Tax Services	$0.1	$0.4
U.S. Tax Services	$0.0	$0.0
	$0.1	$0.4
All Other Fees	$0.0	$0.0
Total	$5.9	$6.4

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	61

AUDIT COMMITTEE PRE-APPROVAL POLICIES

In addition to retaining KPMG to audit the Company’s consolidated financial statements and internal control over financial reporting for 2013, KPMG and other accounting firms were retained to provide auditing and advisory services in 2013. The Audit Committee has historically engaged KPMG to provide divestiture and acquisition-related due diligence and audit services, audit-related assurance services, and certain tax services. The Audit Committee has further determined that the Company will obtain non-audit services from KPMG only when the services offered by KPMG are competitive with other service providers and do not impair the independence of KPMG.

The Audit Committee Auditor Fee Policy requires the pre-approval of all professional services provided to the Company by KPMG. Below is a summary of the policy and procedures.

The Audit Committee pre-approves the annual audit plan and the annual audit fee. The Audit Committee policy includes an approved list of non-audit services that KPMG can provide, including audit-related services, tax services, and other services. The Audit Committee pre-approves the annual non-audit related services and budget. The Audit Committee allows the Company’s Chief Accounting Officer to authorize payment for any audit and non-audit service in the approved budget. The Audit Committee also provides the Company’s Chief Accounting Officer with the authority to pre-approve fees less than $100,000 that were not in the annual budget, but that are in the list of services approved by the Audit Committee. This approval is limited to a cumulative cap of $200,000 between Audit Committee meetings. This authority excludes approval over the annual integrated audit, internal control over financial reporting services, and tax services. The Audit Committee Chair has the authority to pre-approve fees on the list of approved services, outside of the Chief Accounting Officer’s allowable authorization, in advance of the Audit Committee meeting. The Chief Accounting Officer is responsible to report any approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee reviews, and if necessary, approves updated audit and non-audit services and fees in comparison to the previous approved budget at each regular Audit Committee meeting.

In 2013, management did not approve any services that were not on the list of services pre-approved by the Audit Committee.

62	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

PROPOSAL NO. 4 — STOCKHOLDER PROPOSAL RE: “HUMAN RIGHTS POLICY”

The Company has been advised that Presbyterian Church (U.S.A.), beneficial owner of 107 shares, intends to submit the following proposal for consideration at the Annual Meeting. The following proposal has also been co-filed by (i) Mercy Investment Services, Inc., (ii) Second Swedish National Pension Fund, (iii) Third Swedish National Pension Fund, (iv) Fourth Swedish National Pension Fund, and (v) United Church Fund. We have not modified the language of the stockholder’s proposal.

Whereas, Motorola Solutions faces increasingly complex problems as the international, social, and cultural context within which it operates changes.

Companies confront ethical and legal challenges arising from diverse cultural, political and economic contexts or operating in regions of conflict. Today, management must address issues that include human rights, workers’ right to organize and bargain collectively, non-discrimination in the workplace, environmental protection and sustainable community development. Motorola Solutions does business in countries with human rights challenges including China, Malaysia, Russia, Colombia and Israel and the Occupied Palestinian territories, for example.

Several international conventions, declarations and treaties set forth internationally recognized standards designed to protect human rights that should be reflected in the policies of Motorola Solutions. These include the Universal Declaration of Human Rights, the Fourth Geneva Convention, the Hague Conventions, International Covenant on Civil and Political Rights, the core labor standards of the ILO, and the International Covenant on Economic, Cultural and Social Rights. We believe these documents can inform a revision of our company’s human rights policies. Also, United Nations resolutions and country reports of special rapporteurs, and “Norms on the Responsibilities of Transnational Corporations and Other Business Enterprises with Regard to Human Rights,” adopted by the United Nations Sub-Commission on the Promotion and Protection of Human Rights in 2003 are helpful, as are the comprehensive human rights policies designed for global companies found in “Principles for Global Corporate Responsibility: Bench Marks for Measuring Business Performance,” developed by an international group of religious investors.

We believe companies with comprehensive policies may accrue significant commercial advantages through enhanced corporate reputation, improved employee recruitment and retention, improved community and stakeholder relations and reduced risk of adverse publicity, consumer boycotts, divestment campaigns and lawsuits.

Resolved, shareholders request the Board to review and amend, where applicable, within ten months of the 2014 Annual Meeting, Motorola Solutions’ policies related to human rights that guide its international and U.S. operations to conform more fully with international human rights and humanitarian standards.

Supporting Statement

We believe our company’s current human rights policies are limited in scope, and provide little or no guidance for determining business relationships where our products or services could entangle the company in human rights violations. Although we do not recommend inclusion of any specific provision of the above-named documents, we believe our company’s policies should reflect a more comprehensive understanding of human rights.

Our company should be able to assure shareholders that employees are treated fairly and with dignity wherever they work in the global economy. Equally important, Motorola Solutions should also provide similar assurance that its products and services are not used in human rights violations. One element of ensuring compliance is utilization of independent monitors composed of respected local human rights, religious and non-governmental organizations that know local culture and conditions. We believe the adoption of a more comprehensive human rights policy, coupled with implementation, enforcement, independent monitoring, and transparent, comprehensive reporting will assure shareholders of our company’s global leadership.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS STOCKHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED AGAINST THE ADOPTION OF THIS PROPOSAL.

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The Company agrees with the principles on which this proposal is based and already addresses the concerns it raises, making this proposal unnecessary. In fact, the Company already has in place a comprehensive set of policies and procedures that address human rights, which are designed to ensure that its operations worldwide are conducted using high standards of integrity and ethical business conduct applied uniformly and consistently.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	63

The Company’s policies include: the Motorola Solutions Code of Business Conduct, the Motorola Solutions Human Rights Policy, the Motorola Solutions Supplier Code of Conduct, and the Motorola Solutions Environment, Health & Safety Policy. These specific policies are based upon internationally recognized human rights standards, such as the Universal Declaration of Human Rights, the core labor standards of the International Labour Organization, the United Nation’s Global Compact, Social Accountability 8000 (SA 8000) standard, and the Organisation for Economic Co-operation and Development (OECD) Guidelines for Multinational Enterprises, to name a few.

The Company’s policies reflect a comprehensive understanding of human rights and support the following important areas:

•	Compliance
•	Anti-corruption
•	No unfair business practices
•	Anti-discrimination
•	No forced labor
•	No child labor
•	No harsh or inhumane treatment
•	Freedom of association and collective bargaining
•	Fair working hours and wages
•	Safe and healthy working conditions
•	Environmental sustainability

As part of the Company’s management practices, we periodically perform thorough reviews of the aforementioned policies and update them taking into account internationally recognized human rights standards.Such a review was undertaken in 2008 and again in 2013 and was informed by the international conventions, declarations and treaties cited in this proposal. Our Human Rights Policy was amended effective December 1, 2013 and is posted to our website. Among other changes, our revised policy makes it clear that our Company is committed to continuous improvement of our human rights program through self-assessments, industry collaboration and shareholder engagement. Further, we added (i) an express prohibition of retaliation against anyone reporting in good faith actual or suspected violations of our Human Rights Policy, (ii) an express prohibition against discrimination or retaliation against workers for engaging in union organizing, collective bargaining activities, or any other form of collective representation, and (iii) an express bar against the use of deceptive, misleading or fraudulent recruitment practices.

The Board of Directors believes that the Company’s policies effectively articulate our long-standing support for, and continued commitment to, human rights rendering the proposal duplicative and unnecessary. For these reasons and the others stated above, the Board of Directors recommends that you vote AGAINST the adoption of this shareholder-submitted proposal.

64	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

PROPOSAL NO. 5 — STOCKHOLDER PROPOSAL RE: “POLITICAL CONTRIBUTION DISCLOSURE”

The Company has been advised that Mr. Michael Loeb, beneficial owner of 135 shares, intends to submit the following proposal for consideration at the Annual Meeting. We have not modified the language of the stockholder’s proposal.

Resolved, that the shareholders of Motorola Solutions Inc. (“MSI” or “Company”) hereby request MSI provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a.	The identity of the recipient as well as the amount paid to each; and
b.	The title(s) of the person(s) in the Company responsible decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website. Payments used for lobbying are not encompassed by this proposal.

Supporting Statement

Long-term shareholders of MSI support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders, while gaps in transparency and accountability may expose MSI to risks that could threaten long-term shareholder value. The Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

MSI contributed at least $500,000 in corporate funds since the 2002 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org) However, MSI ranked poorly in the 2013 CPA-Zicklin Index of Corporate Political Accountability and Disclosure, which rated the top 200 of the S&P 500 companies, scoring just 47 out of 100 points.

Relying on publicly available data does not provide a complete picture of MSI’s political spending. MSI does publish an aggregate number for direct contributions and a list of trade associations, but without payment amounts. For example, the Company’s payments to trade associations or any “social welfare organizations” – organized under the 501(c)4 section of the IRS codes – used for political activities are undisclosed and unknown. At many companies, management does not know how third-party groups use corporate money politically. This proposal asks MSI to disclose all of its political expenditures, including payments to trade associations and other tax-exempt organizations. This governance reform would bring our Company in line with a growing number of leading companies, including Exelon, Microsoft, and MSI’s peer, Qualcomm, that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS STOCKHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED AGAINST THE ADOPTION OF THIS PROPOSAL.

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

As it did in 2013, the Board has considered the above proposal and believes that full implementation is not in the best interest of the Company or our stockholders. The Board agrees that compliance with applicable federal, state and local laws is critical, as reflected in the Company’s current policies and practices. In addition, the Company’s policies and procedures for making political contributions, as well as disclosures on trade association memberships over $50,000, are published on its website and were enhanced in connection with a substantially similar proposal made in connection with the 2013 Annual Meeting of Stockholders.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	65

In order to express and advocate for the Company and its stockholders’ interests, the Board believes it is important for the Company to evaluate and appropriately engage in the public policy-making process, including, from time to time, the political campaigns of candidates who understand the Company’s views on matters impacting our industry. The Company prudently and constructively promotes legislative and regulatory actions that further the business objectives of the Company and attempts to protect the Company from unreasonable, unnecessary or burdensome legislative or regulatory actions at all levels of government. The Company has not used corporate funds to make any direct independent expenditure on behalf of candidates running for public office and does not currently have plans to use direct independent expenditures as part of the Company’s corporate political contribution program.

When participating in the political process, the Company adheres to high standards of ethics, transparency, and accountability. Accordingly, the Company has a robust corporate policy and an on-line political contribution approval process that governs the internal review and oversight for ensuring compliance with current campaign finance and disclosure laws, as well as with the Company’s Code of Business Conduct. A separate committee of the Legal and Government Affairs organization annually develops a plan identifying the candidates and campaigns who will receive contributions in an effort to advance and protect the interests of the Company, our stockholders and employees. This overall plan is reviewed by a Vice President of Legal and Government Affairs, and all political contributions are reviewed in advance by legal counsel. In addition, an annual report of all corporate contributions is submitted to the Board.

The Company also provides an opportunity for its employees to participate in the political process by joining the Company’s non-partisan political action committee (“MSI PAC”). MSI PAC allows our employees to pool their financial resources to support federal, state and local candidates, political party committees and political action committees. The political contributions made by MSI PAC are funded entirely by the voluntary contributions of our employees and all contributions through the MSI PAC plan are approved by the MSI PAC board of directors and an annual report of MSI PAC contributions is also submitted to the Board.

In addition, the Company is a member of trade associations in the U.S. that represent its business priorities. The primary purpose of membership in these trade associations is the policy, technical, and industry expertise these organizations provide, not participation in political campaigns. Trade associations take a wide variety of positions on various matters, not all of which the Company supports. In 2013 the Company added disclosure to its website which provides the names of such associations where annual dues are $50,000 or more.

Corporate and MSI PAC political contributions are subject to comprehensive regulation by federal, state, and local governments, including detailed disclosure requirements, which include filing reports with the Federal Election Commission in the case of MSI PAC contributions, and with state and local election boards in the case of corporate political contributions. Those reports are publicly available at www.fec.gov or the applicable state and local election boards. The Company exceeds the legally mandated requirements by publicly disclosing all MSI PAC contributions and the total of corporate political contributions on its website.

The Board believes that sufficient public disclosure exists regarding our political contributions to alleviate the concerns cited in this proposal.

The expanded disclosure requested in this proposal could place the Company at a competitive disadvantage by revealing its corporate strategies and priorities. Many of our competitors also participate in the political process and any unilaterally expanded disclosure by the Company regarding its political contributions could benefit those parties to the detriment of the Company and its stockholders. The Company believes that any reporting requirements that go beyond those required under existing law should be applicable to all participants in the political process.

By requiring expanded disclosure of corporate political contributions, this proposal disregards the Company’s existing policies and practices with regard to disclosure and compliance with the law. The Board is satisfied that the Company has in place a system of accountability and oversight to ensure that Company assets are used for political objectives that are in the best long-term interest of the Company and its stockholders and believes that full implementation of this proposal is unnecessary, as a comprehensive system of reporting political contributions already exists and applies equally to all contributors. Accordingly, the Board recommends that you vote AGAINST this proposal.

66	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

IMPORTANT DATES FOR THE 2015 ANNUAL MEETING

Recommending a Director Candidate to the Governance and Nominating Committee

The Governance and Nominating Committee will consider a candidate for director proposed by a stockholder. A candidate must be highly qualified and be both willing and expressly interested in serving on the Board. A stockholder wishing to propose a candidate for consideration should forward the candidate’s name and information about the candidate’s qualifications and the information required by the Company’s Bylaws, including a completed and signed questionnaire, in writing to the Governance and Nominating Committee, c/o Secretary, Motorola Solutions, Inc., 1303 E. Algonquin Road, Schaumburg, Illinois 60196.

The Governance and Nominating Committee will consider nominees recommended by Motorola Solutions stockholders provided that the recommendation contains sufficient information for the Governance and Nominating Committee to assess the suitability of the candidate, including the candidate’s qualifications, and is timely received in accordance with the Company’s Bylaws. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Governance and Nominating Committee and management receive.

Submitting Nominations to the Board

A stockholder wishing to nominate a candidate for election to the Board at the 2015 Annual Meeting of Stockholders is required to give written notice addressed to the Secretary, Motorola Solutions, Inc., 1303 E. Algonquin Road, Schaumburg, Illinois 60196 of his or her intention to make such a nomination. The notice of nomination must be received by the Company’s Secretary at the address above no later than 5:00 pm Central Time on January 19, 2015.

The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in the Company’s Bylaws. The notice must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under New York Stock Exchange Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred. In addition, to be eligible as a nominee for election, a nominee must submit a completed and signed questionnaire, a written representation and agreement regarding compliance with fiduciary duties and the Company’s Bylaws, among other items as set forth in the Company’s Bylaws. A nomination that does not comply with the above requirements will not be considered.

Submitting Proposals for the 2015 Annual Meeting

Any stockholder who intends to present a proposal at the Company’s 2015 Annual Meeting of Stockholders must send the proposal to: Secretary, Motorola Solutions, Inc., 1303 East Algonquin Road, Schaumburg, Illinois 60196.

If the stockholder intends to present the proposal at the Company’s 2015 Annual Meeting of Stockholders and have it included in the Company’s proxy materials for that meeting, the proposal must be received by the Company no later than 5:00 pm Central Time on November 20, 2014, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The Company is not obligated to include any stockholder proposal in its proxy materials for the 2015 Annual Meeting of Stockholders if the proposal is received after that time.

If a stockholder wishes to present a proposal at the 2015 Annual Meeting of Stockholders but not have it included in the Company’s proxy materials for that meeting, the proposal: (1) must be received by the Company no later than 5:00 pm Central Time on January 19, 2015, (2) must present a proper matter for stockholder action under Delaware General Corporation Law, (3) must present a proper matter for consideration at such meeting under the Company’s Amended and Restated Certificate of Incorporation and Bylaws, (4) must be submitted in a manner that is consistent with the submission requirements provided in the Company’s Bylaws, and (5) must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the SEC.

Motorola Solutions Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	67

OTHER MATTERS

The Board knows of no other business to be transacted at the Annual Meeting, but if any other matters do come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Manner and Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. In addition to mailing proxies, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, personal interview or other electronic means. You may also be solicited by means of press releases issued by the Company and advertisements in periodicals. Also, the Company has retained Alliance Advisors, LLC to aid in soliciting proxies for a fee estimated not to exceed $30,000 plus expenses. The Company will, at its expense, request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies.

As in the past few years, a number of brokers with accountholders who are Motorola Solutions stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to Motorola Solutions stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or call 1-800-579-1639, email: sendmaterial@proxyvote.com, or write us at Secretary, Motorola Solutions, Inc., 1303 E. Algonquin Road, Schaumburg, IL 60196.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

By order of the Board of Directors,

Michelle M. Warner

Secretary

68	Motorola Solutions Notice of 2014 Annual Meeting of Stockholder and Proxy Statement

Location for the Annual Meeting of Stockholders:

Mandarin Oriental

1330 Maryland Avenue SW, Washington, DC 20024

May 5, 2014 at 5:00 P.M., EDT

Map to the Mandarin Oriental

Directions to the Mandarin Oriental

The Mandarin Oriental is located in the center of the city, within walking distance of many of Washington DC’s most famous attractions. From the Metro Center Station, head West on G St NW toward 12th St NW. Turn left onto 12th St NW and right onto Madison Dr NW, walk 20 feet making a left toward Jefferson Dr SW. Turn right onto 12th St SW and then right onto Maryland Ave SW.

Directions from Ronald Reagan Washington National Airport

Exit from the airport onto George Washington (GW) Memorial Parkway towards Washington. Take the GW Memorial Parkway to I-395 North. Merge onto I-395 and take the US-1 N exit on the left toward downtown. Merge onto US 1/14th St NW. Turn right onto C St SW and right onto 12th St SW, take the second right onto Maryland Ave. SW and turn right. Mandarin Oriental is on your right.

Directions from Washington Dulles International Airport

Head East on Saarinen Cir toward Dulles Access Rd. Merge onto VA-267 E which turns into I-66 E crossing into District of Columbia. Take the exit toward Independence Ave and turn slight right onto Potomac River Fwy S. Potomac River Fwy S becomes Ohio Dr SW. Turn slight left onto Independence Ave. SW. Keep right at the fork and continue on Independence Ave SW. Turn right onto 12th St SW and right onto Maryland Ave. SW. Mandarin Oriental is on your right.

Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail.
MOTOROLA SOLUTIONS, INC. 1303 E. ALGONQUIN RD. SCHAUMBURG, IL 60196

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday May 4, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday May 4, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Annual Report and Proxy Statement at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M66521-TBD KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOTOROLA SOLUTIONS, INC.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL NOMINEES LISTED BELOW:	For	Against	Abstain	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE		For	Against	Abstain
				FOR THE FOLLOWING PROPOSALS:
1. Election of Directors for a One-Year Term
1a. Gregory Q. Brown	☐	☐	☐	2.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

1b. Kenneth C. Dahlberg 1c. David W. Dorman	☐ ☐	☐ ☐	☐ ☐	3.	Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2014.	☐	☐	☐

1d. Michael V. Hayden	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST THE FOLLOWING PROPOSALS:		For	Against	Abstain

1e. Judy C. Lewent	☐	☐	☐	4.	Stockholder Proposal re: Human Rights Policy.	☐	☐	☐

1f. Anne R. Pramaggiore 1g. Samuel C. Scott, III	☐ ☐	☐ ☐	☐ ☐	5.	Stockholder Proposal re: Political Contribution Disclosure.	☐	☐	☐

1h. Bradley E. Singer

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners)			Date

ADMISSION TICKET TO MOTOROLA SOLUTIONS’

2014 ANNUAL MEETING OF STOCKHOLDERS

This is your admission ticket to gain access to Motorola Solutions’ 2014 Annual Meeting of Stockholders. Please present this ticket at one of the registration stations. Please note that seating is on a first-come, first-served basis.

THIS TICKET IS NOT TRANSFERABLE

Location for the Annual Meeting of Stockholders:

Mandarin Oriental

1330 Maryland Ave. SW

Washington, DC 20024

May 5, 2014 at 5:00 p.m., EDT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M66522-TBD

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Annual Meeting of Stockholders, May 5, 2014

The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Gregory Q. Brown, Gino A. Bonanotte, Mark S. Hacker, Michelle M. Warner and John K. Wozniak, or any one of them, as proxies (with power of substitution) to represent and to vote all the shares of common stock of Motorola Solutions, Inc. which the stockholder(s) would be entitled to vote, at the Annual Meeting of Stockholders of Motorola Solutions, Inc. to be held on May 5, 2014, and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED,

THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR PROPOSAL 2, FOR PROPOSAL 3,

AGAINST PROPOSAL 4, AND AGAINST PROPOSAL 5.

IMPORTANT - Please vote, date and sign on the reverse side and mail this proxy card promptly in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.